SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IGEN Networks Corp.
(Exact name of registrant as specified in its charter)

Nevada	7363	20-5879021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

31772 Casino Drive, Suite C., Lake Elsinore, CA 92530

(855-912-5378)

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Neil G. Chan

c/o Registered Agents, Inc.

401 Ryland St, Suite 200-A

Reno, NV 89502

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert J. Burnett

Witherspoon Brajcich McPhee, PLLC

601 West Main Street, Ste. 714

Spokane, WA 99201-0677

Phone: (509) 455-9077

Fax: (509) 624-6441

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common stock, par value $0.001 per share	200,000,000	$1,700,000	$157.59

(1)

Represents shares of our common stock offered for resale by Crown Bridge Partners, LLC, a New York limited liability company, (the “Selling Stockholder”), including 8,000,000 initial commitment shares and an estimate of the number of additional commitment shares and shares that we have the right to put to the Selling Stockholder pursuant to the Equity Purchase Agreement we finalized on July 27, 2020, with the Selling Stockholder. In the event the number of shares being registered hereunder is insufficient to cover all of the shares we put to Crown Bridge Partners, LLC, we will amend this registration statement or file a new registration statement to register those additional shares. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also includes an indeterminate number of additional shares of our common stock as may, from time-to-time, become issuable by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)

The offering price of $0.0072 per share has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, on the basis of the last sale price of the registrant’s common stock as reported on the OTC Pink tier of the OTC Markets Group, Inc. on December 21, 2021.

(3)	Computed in accordance with Section 6(b) of the Securities Act of 1933.

(4)	Previously paid.

In accordance with Rule 416(a) of the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transaction

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED ____________

PRELIMINARY PROSPECTUS

IGEN NETWORKS CORP.

Up to 200,000,000 Shares of Common Stock

This Prospectus relates to the offer and sale from time-to-time of up to 200,000,000 shares of Common Stock, par value $0.001, of IGEN Networks Corp, a Nevada corporation, by Crown Bridge Partners, LLC, a New York limited liability company (the “Selling Stockholder”), less any shares already sold. We are registering the resale of the above shares of Common Stock issuable under an equity line in the amount of $2,500,000 established by the Equity Purchase Agreement, dated as of July 27, 2020 (the “Equity Line”), between us and the Selling Stockholder, as more fully described in this Prospectus. The resale of such shares by the Selling Stockholder pursuant to this Prospectus is referred to as the “Offering.” The Offering consists of 200,000,000 shares being registered issuable pursuant to the Equity Line.

Our common stock is currently quoted on the OTC Market Group, Inc.’s Pink Current Information tier under the symbol “IGEN”. As reported by OTC Markets, the most recent reported trading price of our Common Stock was $.0072 per share on December 21, 2021.

We are not selling any securities under this Prospectus and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder. We will, however, receive proceeds from sale of our Common Stock under the Equity Line to the Selling Stockholder.

The Equity Purchase Agreement with the Selling Stockholder provides that the Selling Stockholder is committed to purchase up to $2,500,000 (“Maximum Commitment Amount”) of our Common Stock over the course of its term. The term of the Equity Purchase Agreement commenced on July 27, 2020 and will end on the earlier of (i) the date on which the Selling Stockholder has purchased Common Stock from us pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) July 27, 2023, or (iii) written notice of termination by us.

We may draw on the Equity Line from time-to-time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. The securities included in this Prospectus represent the Common Stock issuable to the Selling Stockholder under the Equity Line.

The Company has sold 160,000,000 shares of Common Stock to Crown Bridge, thus far, pursuant to the Equity Line, for total net proceeds of $797,000.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). The Selling Stockholder may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. We will pay the expenses incurred in registering the shares of Common Stock, including legal and accounting fees. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of Common Stock being offered pursuant to this Prospectus.

Investing in our Common Stock is speculative and involves substantial risks. You should carefully consider the matters discussed under “Risk Factors” beginning on page 7 of this Prospectus before making any decision to invest in our Common Stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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ABOUT THIS PROSPECTUS

As used in this Prospectus, unless otherwise indicated, “we”, “us”, “our”, and the “Company” refer to IGEN Networks Corp.

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the Selling Stockholder. You should rely only on the information provided in this Prospectus or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this Prospectus. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. The Selling Stockholder may offer to sell and seek offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus, or that the information contained by reference to this Prospectus is correct as of any time after its date. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common stock. The rules of the SEC may require us to update this Prospectus in the future.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the Offering of securities and the distribution of this Prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this Prospectus constitute “forward-looking statements.” Words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to obtain new projects, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors,” beginning on page 7 of this Prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this Prospectus or in any document incorporated herein by reference, might not occur. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the respective dates of this Prospectus, or the date of the document incorporated by reference in this Prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on information contained or incorporated by reference in this Prospectus that we have authorized to be delivered to you in connection with this Offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this Prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this Prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this Prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights information contained throughout this Prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere herein. Because this is only a summary, it is not complete and does not contain all the information that may be important to you. Before making an investment decision, you should read carefully this entire Prospectus, including, but not limited to, the information under the caption “Risk Factors,” and our financial statements and related notes.

Our Business

IGEN Networks Corp. (“IGEN”, the “Company”, “we”, “our”) was incorporated in the State of Nevada on November 14, 2006, under the name of Nurse Solutions Inc. On September 19, 2008, the Company changed its name to Sync2 Entertainment Corporation and traded under the symbol SYTO. On May 26, 2009, the Company changed its name to IGEN Networks Corp. On March 25, 2015, the Company was listed on the Canadian Securities Exchange (CSE) under the trading symbol IGN and the Company became a reporting Venture Issuer in British Columbia and Ontario, Canada.

The Company’s principal business is the development and marketing of software services for the automotive and fleet management industry. The Company works with wireless carriers and its distribution partners to provide direct and secure access to information on vehicle assets and driver performance. The software services are based on the AWS Cloud Infrastructure delivered to customers over the wireless network and accessed from consumer mobile or desktop devices. The software services are marketed through automotive dealers, financial institutions, and government channels under IGEN commercial and consumer brands that include Nimbo Tracking, CU Trak, Medallion GPS, and FamilyShield.

As of December 21, 2021:

IGEN had a 100% equity position in Nimbo Tracking LLC, a privately held US company based in Murrieta, CA
IGEN appointed Hyperion Partners a T-Mobile Master Agent for nationwide distribution
IGEN launches Medallion GPS PRO for Light Commercial Fleets
IGEN secures “Driver Telematics Signature” patent with the United States Patent Office
County Executives of America endorses and brands Medallion GPS Fleet for member Counties
IGEN launches Direct-to-Consumer brand “FamilyShield” on Amazon.com
IGEN secures GSA Multiple Award Schedule Contract with State and Federal Governments
IGEN’s Nimbo Tracking and Peak Performance Team launches Nationwide Dealership Program

The Company’s head office is located at 31772 Casino Drive Suite C, Lake Elsinore CA 92530, United States

Direct line is 855-912-5378

The Company currently owns the DTS patent for normalization of driver behavior data for consistent and accurate measurement of driver performance regardless of asset-type or data source. The Company acquired the DTC patent, via a patent ownership agreement, on March 16, 2020. The Company has secured trademarks and distribution licenses through increased ownership of privately held technology companies.

The Company is not aware of any government approval or regulations, other than those governing the normal course of business, which will affect its own business. However, the Company is invested in and foresees future investment in, or possible joint ventures with, companies for which local, regional or national regulatory approvals, particularly those pertaining to wireless networks or GPS-based applications, may apply.

The Company is not aware of any significant costs or effects of compliance with environmental laws.

Equity Purchase Agreement with Crown Bridge Partners, LLC

On July 27, 2020, we executed an Equity Purchase Agreement with Crown Bridge Partners, LLC (“Crown Bridge Partners” or the “Selling Stockholder”), which was finalized and effected on July 27, 2020 (the “Equity Line”). Under the Equity Line, we have the right to sell to Crown Bridge Partners up to $2,500,000 of shares of our common stock for a period of up to three (3) years, commencing on the execution date of the agreement. Under the Equity Line, the Selling Stockholder is committed to purchase, on an unconditional basis, shares of our common stock (“Put Shares”).

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The Equity Purchase Agreement provides that that we have the right, but not the obligation, to deliver to Crown Bridge Partners from time-to-time, a “put notice” stating the number of shares and purchase price of common shares we intend to sell to Crown Bridge Partners. The purchase price of the shares will be 80% of the lesser of the (i) “market price,” defined as the lowest traded price for any trading day during the 13 trading days immediately preceding delivery of the put notice, or (ii) the valuation price, which is the lowest traded price of the shares during the five trading days following the clearing date associated with the applicable put notice. Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value. Average Daily Trading Value is defined as the average trading volume of our common stock in the thirteen (13) trading days immediately preceding delivery of the respective put notice (the “pricing period”), multiplied by the lowest traded price of the of our shares during the pricing period. We may not deliver a new put notice until ten trading days after the clearing of the prior put notice.

As a term of the Equity Purchase Agreement, we entered into a Registration Rights Agreement with Crown Bridge Partners, whereby we agreed to register for resale by Crown Bridge Partners the shares of common stock purchased pursuant to the Equity Purchase Agreement. Accordingly, we filed a registration statement with the SEC on Form S-1, of which this Prospectus is a part, and which covers the resale of shares to be issued under the Registration Rights Agreement.

The Offering

Securities offered by the Selling Stockholder	Up to 200,000,000 shares of Common Stock. The Company has sold 160,000,000 shares of Common Stock pursuant to the Equity Line thus far, for total net proceeds of $ 797,000.

Common stock outstanding before Offering	1,445,572,758

Common stock outstanding after Offering	1,645,572,758 shares, assuming the issuance of the entire additional 200,000,000 shares pursuant to the Equity Purchase Agreement.

Use of Proceeds

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. However, we will receive proceeds from the sale of shares to Crown Bridge Partners pursuant to our exercise of a put right granted to us in the Equity Purchase Agreement. Any such proceeds will be used for general corporate and business operations purposes and film production and distribution activities.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in connection with this Prospectus at any given time, could cause the market price of our common stock to decline and to be highly volatile. We do not have the right to control the timing and amount of any sales of such shares by the Selling Stockholder. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

OTC Markets trading symbol	IGEN

Placement Agent

J.H. Darbie & Co., Inc. acted as the placement agent for the Company with respect to the Equity Purchase Agreement. J.H. Darbie & Co., Inc. will receive a finder’s fee of two percent (2%) of the gross proceeds received by Company pursuant to the Equity Line.

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Selling Stockholder

The Selling Stockholder, Crown Bridge Partners, LLC, a New York limited liability company, is committed to purchase, on an unconditional basis, shares of our Common Stock (“Put Shares”) at an aggregate price of up to $2,500,000 over the term of the Equity Purchase Agreement. Based on the trading price of our Common Stock as of December 21, 2021, we estimate Crown Bridge Partners would purchase an aggregate of 360,000,000 shares of Common Stock under the Equity Purchase Agreement if the entire $2,500,000 amount had been drawn. The Offering consists of 200,000,000 Put Shares issuable pursuant to the Equity Line; such shares would represent approximately 14% of our outstanding Common Stock as of December 21, 2021, resulting in significant ownership dilution to our existing Common stockholders. This Prospectus relates to the future sale of these shares, from time-to-time, by Crown Bridge Partners.

Plan of distribution

The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby that were acquired under the Equity Line. Sales may be made on the OTC Markets Pink Current Information Tier or any other stock exchange, market or trading facility on which the securities are traded, or in private transactions. These sales may be at the prevailing market price or related to the then current market price, fixed prices or negotiated prices. See “The Offering - Plan of Distribution.”

RISK FACTORS

An investment in IGEN common stock is speculative, involves significant risks and should not be made by anyone who cannot afford to lose his or her entire investment. Before you invest in our common stock, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. You should consider carefully the following risks and uncertainties, together with all other information contained in this Prospectus, before deciding to invest in our common stock. The risks and uncertainties identified below are not the only risks and uncertainties we face. If any of the following events or risks should occur, our business, operating results and financial condition would likely suffer materially and you could lose part or all of your investment.

Risks Relating to Our Business

Our auditors have expressed a going concern modification to their audit report.

Our independent auditors include a modification in their report to our financial statements, expressing that certain matters regarding the Company raise substantial doubt as to our ability to continue as a going concern. Note 1 to the December 31, 2020 and 2019 consolidated financial statements, states that the Company has recurring losses from operations and has a negative operating cash flow since inception that raise substantial doubt about our ability to continue as a going concern. Management anticipates that the Company can attain profitable status and improve liquidity through continued business development and additional debt or equity investment in the Company. There can be no assurance that necessary debt or equity financing will be available, or will be available, on terms acceptable to the Company, in which case we may be unable to meet our obligations. If we are unable to obtain adequate financing or achieve profitability, there will be substantial doubt about our ability to continue as a going concern in the future.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results, which could have a material adverse effect on our share price.

Effective internal controls are necessary for us to provide accurate financial reports. Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC rules require, among other things, management to assess annually the effectiveness of our internal control over financial reporting. For the year ended December 31, 2020, we identified material weaknesses in our internal controls over financial reporting: namely (1) a material weakness related to the discovery of an error in a prior period financial statements related to revenue recognition, and (2) a material weakness related to the proper valuation of derivative instruments and share-based compensation amounts using the appropriate valuation models to determine reasonable estimates of fair value. If our controls fail, or management and/or our independent auditors conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information, which could negatively affect the value of our shares. Also, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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Because we do not have an audit committee, stockholders will have to rely on our directors, one of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. One member of the board of directors is not an independent director. Accordingly, there is a potential conflict in that board members may also be engaged in management and participate in decisions concerning management, compensation and audit issues, which may affect management performance.

If sufficient demand for our services does not materialize, our business would be materially affected, which could result in the loss of your entire investment.

Demand for our services depends on many factors, including:

●	the number of customers we can attract and retain over time;
●	the economy in general and, in periods of rapidly declining economic conditions, customers may defer services, such as ours, to pay their own debts to remain solvent;
●	the competitive environment in the software services markets may force us to reduce prices below desired pricing level or increase promotional spending; and
●	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely, cost-effective manner.

All these factors could result in immediate and longer-term declines in demand for our offered services, which could adversely affect our sales, cash flows and overall financial condition. As a result, an investor could lose his or her entire investment.

Our future success depends on our ability to develop services, products and projects and to sell them to distribution channels. The inability to establish distribution channels, may severely limit our growth prospects.

Our business success is completely dependent on our ability to successfully develop services, products and projects and secure viable distribution channels. Revenues derived therefrom will represent vital funds necessary for our continued operations. The loss or damage of any of our business relationships and/or revenues derived therefrom, will result in the inability to market our services, products and projects.

It is possible that our projects may infringe on other patented, trademarked or copyrighted concepts. Litigation arising out of infringement or other commercial disputes could cause us to incur expenses and impair our competitive advantage.

We cannot be certain that our products or projects will not infringe upon existing patents, trademarks, copyrights or other intellectual property rights held by third parties. Because we may rely on third parties to help develop some of our projects, we cannot ensure that litigation will not arise from disputes involving these third parties. We may incur substantial expenses in defending against prospective claims, regardless of their merit. Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters, or materially disrupt the conduct of our business. Our success depends in part on our ability to obtain and enforce intellectual property protection for our products and projects, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties.

The validity and breadth of claims covered in our copyrights and trademarks that we intend to file involve complex legal and factual questions and, therefore, may be highly uncertain. No assurances can be given that any future copyright, trademark or other applications:

●	will be issued;
●	that the scope of any future intellectual property protection will exclude competitors or provide competitive advantages to the Company;
●	that any copyrights or trademarks will be held valid if subsequently challenged;
●	that others will not claim rights in, or ownership of, the potential copyrights or trademarks or other proprietary rights held by us; or
●	that our intellectual property will not infringe, or be alleged to infringe, on the proprietary rights of others.

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Furthermore, there can be no assurance that others have not developed or will not develop similar intellectual properties. Also, whether or not additional intellectual property protection is issued to the Company, others may hold or receive protection covering intellectual properties that were subsequently developed by the Company. No assurance can be given that others will not, or have not, independently developed or otherwise acquired substantially equivalent intellectual property.

Dependence on general economic conditions.

The success of our Company depends, to a large extent, on certain economic factors that are beyond our control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government and other factors beyond our control may have an adverse effect on our ability to sell our services and to collect sums due and owing to us.

We are dependent upon our directors, officer and consultants, the loss of any of whom would negatively affect our business.

We are dependent upon the experience and efforts of our directors, officers and consultants to operate our business. We also expect to depend upon service provider such as actors, editors, writers and camera crews. If any director or officer leaves or is otherwise unable to perform their duties, or should any consultant cease their activities for any reason before qualified replacements could be found, there could be material adverse effects on our business and prospects. We have not entered into employment or non-competition agreements with any individuals, and do not maintain key-man life insurance. Our future success will depend on our ability to attract and retain qualified personnel. Unless and until additional employees are hired, our attempt to manage our business and projects and meet our obligations with a limited staff could have material adverse consequences, including, without limitation, a possible failure to meet a contractual or SEC deadline or other business-related obligation.

We may not be able to manage future growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our business plan will require effective planning. If we should experience significant rapid growth in the future, it could strain management and internal resources that would adversely affect financial performance. We anticipate that future growth could place a serious strain on personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will require attracting, training, motivating, retaining and managing new employees and continuing to update and improve operational, financial and management controls and procedures. If we do not manage growth effectively, our operations could be adversely affected resulting in slower growth and a failure to achieve or sustain profitability.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have a history of operating losses since inception and, as of September 30, 2021 and December 31, 2020 we had a accumulated deficit of $16,497,964 and $15,185,157 respectively. We may incur future operating losses and these losses could be substantial and impact our ability to attain profitability. In the immediate future, we do not expect to significantly increase expenditures for product development, general and administrative expenses, and sales and marketing expenses without additional funding. However, if we cannot generate sufficient future revenues, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

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We anticipate needing additional financing to accomplish our business plan.

At December 21, 2021 we had cash on hand of $105,000. Management estimates that we will require approximately an additional $900,000 during the next 12 months to fully implement our current business plan. We anticipate that at least a portion of these funds will be realized from the Equity Line. However, there is no assurance that we will be able to secure all necessary financing, or that any additional financing available will be available on terms acceptable to us, or at all. Shares issued under the Equity Line and any additional offerings of Common Stock will dilute the holdings of our then-current stockholders. If we borrow funds, we would likely be obligated to make periodic interest or other debt service payments and be subject to additional restrictive covenants. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding. Presently, we do not intend to obtain any debt financing from a lending institution. If necessary, our board of directors or other stockholders may agree to loan funds to the Company, although there are no formal agreements to do so. Failure to secure additional capital, if needed, could force us to curtail our growth strategy, reduce or delay capital expenditures and downsize operations, which would have a material negative effect on our financial condition.

Our agreement with Crown Bridge Partners may limit the amount we may draw pursuant to an individual put notice under the Equity Line.

Under the Equity Line with Crown Bridge Partners, we have the ability to put shares of common stock for purchase up to the maximum aggregate amount of $2,500,000. However, the Equity Purchase Agreement contains certain limitations on the amount we can draw pursuant to any single put notice. Because of the pricing formula in the agreement, we may be limited in the maximum amount of a put notice during a pricing period when our shares are trading at a lower price with low volume. Thus, there is no assurance that we will be able to draw sufficient funds during a certain pricing period that would satisfy current cash needs. In this event, we may have to rely on the availability of alternative funding. If such funding is not readily available, we would likely encounter financial difficulties that could threaten our ongoing business endeavors and financial conditions.

We could become involved in claims or litigations that may result in adverse outcomes.

From time-to-time we may be involved in a variety of claims or litigations. Such proceeding may initially be viewed as immaterial, but could prove to be material. Litigations are expensive and inherently unpredictable and excessive verdicts do occur. Given the inherent uncertainties in litigation, even when we can reasonably estimate the amount of possible loss or range of loss and reasonably estimable loss contingencies, the actual outcome may change in the future due to new developments or changes in approach. In addition, such claims or litigations could involve significant expense and diversion of management’s attention and resources from other matters.

Being a public company involves increased administrative costs, including compliance with SEC reporting requirements, which could result in lower net income and make it more difficult for us to attract and retain key personnel.

As a public company subject to the reporting requirements of the Exchange Act, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, require changes in corporate governance practices of public companies. We believe these new rules and regulations increase legal and financial compliance costs and make some activities more time consuming. For example, in connection with being a public company, we may have to create new board committees, implement additional internal controls and disclose controls and procedures, adopt an insider trading policy and incur costs relating to preparing and distributing periodic public reports. These rules and regulations could also make it more difficult to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.

Management must invest significant time and energy to stay current with public company responsibilities, which limits the time they can apply to other tasks associated with operations. It is possible that the additional burden and expense of operating as a public company could hinder our ability to achieve and maintain profitability, which would cause our business to fail and investors to lose all their money invested in our stock.

We estimate that being a public company will cost us more than $100,000 annually. This is in addition to all other costs of doing business. It is important that we maintain adequate cash flow, not only to operate our business, but also to pay the cost of remaining public. If we fail to pay public company costs as incurred, we could become delinquent in our reporting obligations and our shares may no longer remain qualified for quotation on a public market. Further, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.

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Provisions in our charter documents and under Nevada law could make an acquisition of our Company more difficult, limit attempts by our stockholders to replace or remove our current board of directors and limit the market price of our common stock.

Provisions in our amended and restated Articles of Incorporation and may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated Articles of Incorporation include provisions that:

•	permit our board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•	require super-majority voting to amend some provisions in our amended and restated Articles of Incorporation and amended and restated bylaws;

•

authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan or issue preferred shares with super voting rights that will effectively reduce or eliminate the rights of shareholders of our common stock to amend our Articles of Incorporation or remove a director;

•	provide that only the Chairperson of our board of directors, our Chief Executive Officer, or a majority of our board of directors will be authorized to call a special meeting of stockholders.

In addition, Section 78.411 et seq. of the Nevada Revised Statutes provides that a Nevada corporation which has not opted out of coverage by this section in the prescribed manner may not engage in any combination with an interested stockholder for a period of two years following the date that the stockholder became an interested stockholder unless prior to that time the board of directors of the corporation approved either the combination or the transaction which resulted in the stockholder becoming an interested stockholder. The Company has not opted out of this provision, which reduces the options of the Company being acquired without the consent of the board of directors.

Risks Relating to Our Industry

If we are not successful in the continued development, timely manufacture, and introduction of new products or product categories, demand for our products could decrease to the extent that lost sales and profits from declining segments or product categories are not entirely offset.

We expect that a significant portion of our future revenue will continue to be derived from sales of newly introduced products. This is particularly important to replace sales and profits lost in declining segments or product categories. The market for our products is characterized by rapidly changing technology, evolving industry standards and changes in customer needs. If we fail to introduce new products, or to modify or improve our existing products, in response to changes in technology, industry standards or customer needs, our products could rapidly become less competitive or obsolete. We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance for such products. However, there can be no assurance that development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce competitive new products, and enhance our existing products, our future results of operations would be adversely affected. Our pursuit of necessary technology may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept or may materially change the gross profits that we are able to obtain on our products. We may not succeed in adapting our products to new technologies as they emerge. Development and manufacturing schedules for technology products are difficult to predict, and there can be no assurance that we will achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success. Any future challenges related to new products, whether due to product development delays, manufacturing delays, lack of market acceptance, delays in regulatory approval, or otherwise, could have a material adverse effect on our results of operations.

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If we are unable to compete effectively with existing or new competitors, our resulting loss of competitive position could result in price reductions, fewer customer orders, reduced margins and loss of market share.

The markets for our products are highly competitive, and we expect competition to increase in the future. Some of our competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly to new or emerging technologies or changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products or secure better product positioning with retailers. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could seriously harm our business, financial condition and results of operations.

The consumer automotive segment, which represents almost all of our revenue, may decline in 2020. The demand for personal navigation devices (PNDs) has been and continues to be reduced by replacement technologies becoming available on mobile devices and factory-installed systems in new autos, as well as by market saturation.

We experienced a significant decline in 2020 revenues as the result of the COVID-19 impact on the consumer automotive market and breach of contract of a Distributor. This market is highly competitive, as competing new technologies emerge. GPS/navigation technologies have been incorporated into competing devices such as mobile handsets, tablets, and new automobiles through factory-installed systems. Many companies are now offering tracking software for these mobile devices.

We have a number of competitors in our market segment, and some of them are well capitalized and they continue to develop competitive products.

There are a number of companies offering automobile tracking products that may compete with our products. While we continuously strive to improve our product line and offer new and improved technology, some of our competitors are more well capitalized than we are and can produce competing produces on a larger scale and for a more competitive price.

Risks Relating to this Offering and Ownership of Our Common Stock

Our Common Stock is traded on the OTC Markets Pink Current Information Tier under the symbol “IGEN”, but there is no assurance that an active market for the shares will be maintained.

Although our shares are currently quoted and traded on the OTC Markets Pink Current Information Tier, we cannot assure our stockholders that a continuous and active trading market will be sustained. In the even an active trading market is not maintained, it would be difficult, if not impossible, for stockholders to liquidate their shares. Also, the trading price for our shares may be highly volatile and subject to significant fluctuations due to variations in quarterly operating results and other business and economic factors. These price fluctuations may adversely affect the liquidity of our shares, as well as the price that holders may realize for their shares upon any future sale.

Stockholders of IGEN Common Stock should be aware that the public market may be volatile and subject to severe swings in price.

We believe that the trading market for our shares on the OTC Markets Pink Current Information Tier is volatile and subject to numerous factors, many beyond our control. Some factors that may influence the price of our shares are:

●	Our ability to find viable companies in which to invest;
●	Our ability to successfully manage companies in which we invest;
●	Our ability to successfully raise capital;
●	Our ability to successfully expand and leverage the distribution channels of our portfolio companies;
●	Our ability to develop new distribution partnerships and channels;
●	Expected tax rates and foreign exchange rates

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●	The continuing uncertain economic conditions;
●	Price and product competition;
●	Changing product mixes;
●	The loss of any significant customers;
●	Higher than expected product, service or operating costs;
●	Inability to leverage intellectual property rights; and
●	Delayed product or service introductions.

Additionally, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to our operating performance, may affect the market price of our shares. In the past, following periods of extreme volatility in the market price of a company’s securities, a securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Issuing a large number of shares of Common Stock could significantly dilute our existing stockholders and negatively impact the market price of our shares.

The Equity Purchase Agreement (Equity Line) with Crown Bridge Partners (the Selling Stockholder) provides that Crown Bridge Partners is committed to purchase, on an unconditional basis, shares of our Common Stock (“Put Shares”) at an aggregate price of up to $2,500,000 over the three-year term of the agreement. Upon delivery of a put notice, the purchase price of the Put Shares shall equal 80% of the lesser of the (i) “market price,” defined as the lowest traded price for any trading day during the 13 trading days immediately preceding the respective Put Date, or (ii) the “valuation price,” defined as the lowest traded price during the five trading days following the clearing date associated with the applicable put notice.

Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value (defined as the average trading volume of our common stock in the thirteen (13) trading days immediately preceding delivery of the respective put notice (the “pricing period”), multiplied by the lowest traded price of the of our shares during the pricing period). The Company may not deliver a new put notice until ten trading days after the clearing of the prior put notice. As a result, if we sell shares of Common Stock under the Equity Line, we will be issuing Common Stock at a discount below market prices, which could cause the market price of our Common Stock to decline and, if such issuances are significant in number, the amount of the decline in our market price could also be significant.

In general, we are unlikely to sell shares of Common Stock under the Equity Line at a time when the additional dilution to stockholders would be substantial, unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our Common Stock to fall rapidly based on the amount of such dilution.

The Selling Stockholder may sell a large number of shares, resulting in a substantial decrease to the value of shares held by existing stockholders.

Pursuant to the Equity Purchase Agreement, we are prohibited from delivering a put notice to the Selling Stockholder to the extent that the issuance of shares causes the Selling Stockholder to beneficially own more than 4.99% of our then-outstanding shares of Common Stock. However, these restrictions do not prevent the Selling Stockholder from selling shares of Common Stock received in connection with the Equity Line and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Stockholder could sell more than 4.99% of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 4.99% at any one time. As a result, our existing stockholders and new investors could experience substantial diminution in the value of their shares. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Stockholder of shares issued under the Equity Line.

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Trading in our shares could be restricted because of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws.

Trading and transfer of our Common Stock may be restricted under certain securities laws promulgated by various states and foreign jurisdictions, commonly referred to as Blue Sky laws. Individual state Blue Sky laws could make it difficult or impossible to sell our common stock in those states. Many states require that an issuer’s securities be registered in their state, or appropriately exempted from registration, before the securities can trade in that state. We have no immediate plans to register our securities in any state. Absent compliance with such laws, our Common Stock may not be traded in such jurisdictions. Whether stockholders may trade their shares in a particular state is subject to various rules and regulations of that state.

We do not expect to pay dividends in the foreseeable future, which could make our stock less attractive to potential investors.

We have not declared any dividends since inception of the Company. Any future payment of cash dividends will be at the discretion of our Board of Directors after considering many factors, including operating results, financial condition and capital requirements. We plan to retain any future earnings and other cash resources for operation and business development and do not intend to declare or pay any cash dividends in the foreseeable future. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Trading in our common stock is subject to certain “penny stock” regulation, which could have a negative effect on the price of our shares in the marketplace.

Trading the Company’s common stock is subject to certain provisions, commonly referred to as “penny stock” rules, promulgated under the Exchange Act. A penny stock is generally defined as any non-exchange listed equity security that has a market price less than $5.00 per share, subject to certain exceptions. These rules require additional disclosure by broker-dealers in connection with any trades involving a penny stock. The rules also impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These sales practice requirements include a broker-dealer to:

●	Make a special written suitability determination for a purchaser of penny stocks;
●	receive the purchaser’s prior written consent to execute the trade; and
●	deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our Common Stock, which could affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact their willingness to trade or make a market in our Common Stock, which could severely limit the market price and liquidity of our shares. Also, many prospective investors may not want to get involved with these additional administrative requirements, which could have a material adverse effect on the price and trading of our shares.

Future sales or the potential sale of a substantial number of shares of our common stock could cause our market value to decline.

As of the date of this Prospectus, we have 1,445,572,758 shares of Common Stock outstanding. Of these outstanding shares, approximately 62,907,737 shares are considered restricted securities and may be sold only pursuant to a registration statement, or the availability of an appropriate exemption from registration, such as Rule 144. Additionally, up to a total of 200,000,000 Put Shares that are the subject of this Prospectus can be purchased by the Selling Stockholder under the Equity Line, with such shares being freely tradable without restriction upon issuance and be immediately sold into the market. As of the date of this Prospectus, we have issued a total of 160,000,000 shares of Common Stock pursuant to the Equity Line. Sales of a substantial number of these restricted shares and Put Shares in the public markets, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and materially impair our ability to raise capital through the sale of additional equity securities.

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In the event we issue additional Common Stock in the future, current stockholders could suffer immediate and significant dilution, which could have a negative effect on the value of their shares.

We are authorized to issue 1,740,000,000 shares of Common Stock, of which 291,662,508 shares are unissued. Also, an additional total of 200,000,000 Put Shares may be issued pursuant the Equity Line to which this Prospectus relates. As of the date of this Prospectus is a part, we have issued a total of 160,000,000 shares of Common Stock pursuant to the Equity Line. Our Board of Directors (the “Board”) has broad discretion for future issuances of Common Stock, which may be issued for cash, property, services rendered or to be rendered, or for several other reasons. We could also issue shares to make it more difficult, or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations the Board determines that a takeover proposal was not in the Company’s best interests, unissued shares could be issued by the board without stockholder approval. This might prevent, or render more difficult or costly, completion of an expected takeover transaction.

Other than the Put Shares issuable pursuant to the Equity Line, we do not presently contemplate additional issuances of significant amounts of Common Stock in the immediate future, except to raise addition capital. We presently do not have an agreement or understanding to sell additional shares. Our Board has authority, without action or vote of our stockholders, to issue all or part of the authorized but unissued shares. Any future issuance of shares will dilute the percentage ownership of existing stockholders and likely dilute the book value of the Common Stock, which could cause the price of our shares to decline and investors in our shares to lose all or a portion of their investment.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares offered by the Selling Stockholder hereby. Proceeds from sales of offered shares will be paid to Selling Stockholder. We have agreed to bear expenses relating to the registration of the Put Shares for the Selling Stockholder that are the subject of this Prospectus. The Selling Stockholder will be obligated to pay all underwriting discounts, selling commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in connection with the sale of shares.

We will receive proceeds from the sale of shares to Crown Bridge Partners pursuant to our exercise of the put right granted to us by the Equity Line. Any such proceeds will be used for general corporate purposes, which may include (i) acquisition of projects, (ii) refinancing or repayment of indebtedness, (iii) capital expenditures and working capital, and (iv) investing in equipment and property development.

CAPITALIZATION

The following table sets forth our actual capitalization at September 30, 2021 and December 31, 2020. This table should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

Redeemable convertible preferred stock - Series A:
Authorized – 1,250,000 shares with $0.001 par value, 296,725 shares and 186,450 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively, net of discount of $148,627 and $101,104, respectively, aggregate liquidation preference of $303,846 and $190,194 as of September 30, 2021 and December 31, 2020, respectively	127,381	51,907

Stockholders’ Deficit
Series B preferred stock: Authorized - 2,000,000 shares with $0.001 par value issued and outstanding - 1,500,000 and 1,000,000 shares, as of September 30, 2021 and December 31, 2020, respectively, aggregate liquidation preference of $1,500 and $1,000 as of September 30, 2021 and December 31, 2020, respectively	1,500	1,000
Common stock: Authorized - 1,740,000,000 shares with $0.001 par value issued and outstanding – 1,393,091,199 and 1,192,192,158 shares, as of September 30, 2021 and December 31, 2020, respectively	1,393,091	1,192,192

Additional paid-in capital	14,305,307	13,068,978
Accumulated Deficit	(16,497,964)	(15,185,187)
Total Stockholders’ Deficit	(798,066)	(923,017)
Total Liabilities and Stockholders’ Deficit	$675,627	$587,525

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DILUTION

We are not immediately selling any of the shares of our Common Stock in this Offering. All shares sold in this Offering will be issued to the Selling Stockholder pursuant to the terms of the Equity Purchase Agreement. If all of the shares in this Prospectus are issued, we will have an additional 200,000,000 shares of Common Stock issued and outstanding in addition to a total of 1,445,572,758 shares outstanding as of December 21, 2021. The Company has thus far received a total of $797,000 from the sale of 160,000,000 shares of Common Stock to Crown Bridge Partners pursuant to the Equity Line. The Company may sell shares to Crown Bridge Partners at a price equal to 80% of the lesser of the (i) market price when the purchase price is calculated per the Agreement, or (ii) the valuation price which is the lowest traded price of the shares during the five trading day valuation period. Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value. To the extent that the shares are sold at a discount of 20% to the fair market value, the use of the Equity Line could result in the dilution of the value of the outstanding common shares or in the depression of the stock price.

MARKET FOR OUR COMMON STOCK

Our common stock is presently quoted on the OTC Markets Pink Current Information Tier under the trading symbol “IGEN”, The most recent reported trade by OTC Markets was on December 21, 2021, at a price of $0.0072 per share.

Set forth in the table below are the quarterly high and low prices of our common stock as obtained from OTC Markets for the past two fiscal years ended December 31, 2020 and 2019.

	High	Low

Fiscal year ended December 31, 2019
First Quarter	$0.049	0.021
Second Quarter	$0.0499	0.0215
Third Quarter	$0.085	0.03
Fourth Quarter	$0.0875	0.0111

Fiscal year ended December 31, 2020
First Quarter	$0.0175	0.0012
Second Quarter	$0.0094	0.001
Third Quarter	$0.023	0.0095
Fourth Quarter	$0.098	0.0053

As of December 21, 2021, there were approximately 147 stockholders of record of our Common Stock, which does not consider those stockholders whose certificates are held in the name of broker-dealers or other nominee accounts.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. Many states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any state.

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Penny Stock Rule

It is unlikely that our securities will be listed on any national or regional exchange or The NASDAQ Stock Market in the foreseeable future. Therefore, our shares will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is a penny stock unless that security is:

●	Registered and traded on a national securities exchange meeting specified criteria set by the SEC;
●	authorized for quotation on the NASDAQ Stock Market;
●	issued by a registered investment company;
●	excluded from the definition based on price (at least $5.00 per share) or the issuer’s net tangible assets; or
●	exempted from the definition by the SEC.

Broker-dealers who sell penny stocks to persons other than established customers and accredited investors, are subject to additional sales practice requirements. An accredited investor is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and receive the purchaser’s written consent to the transaction prior to the purchase. Additionally, the rules require the delivery by the broker-dealer to the client, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.

These requirements may be considered cumbersome by broker-dealers and impact the willingness of a broker-dealer to trade and/or make a market in our shares, which could affect the value at which our shares trade. Classification of the shares as penny stocks may affect the ability of stockholders to sell their shares and increases the risk of an investment in our shares.

Rule 144

A total of 62,907,737 shares of our Common Stock presently outstanding and not being registered for resale under this Prospectus, are deemed to be “restricted securities” as defined by Rule 144 promulgated by the Securities Act. Rule 144 is the common means for a stockholder to resell restricted securities and for affiliates, to sell their securities, either restricted or non-restricted control shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company filing reports under the Exchange Act, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding shares of Common Stock; or
●	the average weekly trading volume of the common stock listed on a national securities exchange during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice, and availability of current public information about the issuer. A stockholder of a reporting company who is not deemed to have been an affiliate at any time during the 90 days preceding a sale by such person, and who has held their shares for more than six months, may make unlimited resales under Rule 144, provided only that the issuer has available current public information about itself. A person who has not been an affiliate during the 90 days preceding a sale, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

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After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

We cannot estimate the number of shares of Common Stock that our existing stockholders will elect to sell under Rule 144. Also, we cannot predict the effect any future sales under Rule 144 may have on the market price of our Common Stock, but such sales may have a substantial depressing effect on such market price.

DIVIDEND POLICY

We have never declared cash dividends on our Common Stock, nor do we anticipate paying any dividends on our Common Stock in the foreseeable future.

DETERMINATION OF OFFERING PRICES

The actual offering price of the Selling Stockholder of shares covered by this Prospectus, will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholder, or otherwise described in the section title “Plan of Distribution.” The quoted or offering price of our shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time-to-time by the Selling Stockholder, Crown Bridge Partners, LLC, of any or all the Common Stock that has been or may be issued by us to the Selling Stockholder under the Equity Line. We are registering the Common Stock pursuant to the provisions of the Equity Purchase Agreement and Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time-to-time. See the discussion below under the heading “Equity Purchase Agreement with Crown Bridge Partners, LLC”.

The table below presents information regarding the Selling Stockholder and the Common Stock that it may offer from time-to-time pursuant to this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects information as of December 21, 2021. The number of shares in the column “Maximum Shares to be Offered by this Prospectus” represents all of the Common Stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Common Stock with respect to which the Selling Stockholder has voting and investment power. With respect to the Equity Line with the Selling Stockholder, because the purchase price of the Common Stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all shares offered by the Selling Stockholder pursuant to this Prospectus.

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Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering		Maximum Shares to be Offered by this Prospectus	Number of Shares Owned After Offering
	Number	Percent		Number(1)	Percent
Crown Bridge Partners, LLC(2)	5,977,712(3)	<1%	200,000,000	205,977,712	14.2%

(1)	Assumes the sale of all shares being offered pursuant to this Prospectus.
(2)

The Selling Stockholder’s principal business is that of a private investment firm. We have been advised that the Selling Stockholder is not an independent broker-dealer, and that neither the Selling Stockholder nor any of its affiliates, is an affiliate or an associated person of any independent broker-dealer. We have been further advised that Seth Ahdoot of the Selling Stockholder, has sole voting and dispositive powers with respect to the Common Stock being Registered for sale by the Selling Stockholder.

(3)

None of the shares beneficially owned by Selling Stockholder prior the Company entering into the Equity Line are being registered as a part of the Offering. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering, all of the shares that the Selling Stockholder may be required to purchase under the Equity Purchase Agreement. This is because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Stockholder’s control, including, but not limited to, the Registration Statement of which this Prospectus is a part, becoming and remaining effective. Furthermore, the maximum dollar value of each put of common stock to the Selling Stockholder under the Equity Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Equity Purchase Agreement, we may not issue shares of our Common Stock to the Selling Stockholder to the extent that the Selling Stockholder or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock.

Equity Purchase Agreement with Crown Bridge Partners, LLC

On July 27, 2020, we executed an Equity Purchase Agreement with Crown Bridge Partners, LLC, the Selling Stockholder, which was finalized and effected on July 27, 2020 (the “Equity Line”). Under the Equity Line, we have the right, but not the obligation, to sell to Crown Bridge Partners, and Crown Bridge Partners is committed to purchase, on an unconditional basis, shares of our common stock (the “Put Shares”) at an aggregate price of up to $2,500,000 (the “Maximum Commitment Amount”) for a period of up to three (3) years. The term of the Equity Purchase Agreement commenced on July 27, 2020 and will end on the earlier of (i) the date on which the Selling Stockholder has purchased Put Shares pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) July 27, 2023, or (iii) written notice of termination by the company. The Company has sold 160,000,000 shares of Common Stock pursuant to the Equity Line thus far, for total net proceeds of $ 797,000.

The Equity Line provides the Company with a $2,500,000 line of credit to be used by us for general corporate purposes. Under the Equity Purchase Agreement, we have the right, from time-to-time at our discretion, to deliver to Crown Bridge Partners a “put notice” stating the specified number of Put Shares and purchase price we intend to sell to Crown Bridge Partners, that it is obligated to purchase. The Company’s right to deliver a put notice commences on the date a registration statement registering the Put Shares becomes effective. Upon delivery of a put notice, the Company must deliver the Put Shares requested as Deposit Withdrawal at Custodian (DWAC) shares to the Selling Stockholder within two trading days. In connection with the transactions contemplated by the Equity Purchase Agreement, the Company is required to register the Put Shares with the SEC.

The amount of proceeds the Company receives pursuant to each put notice is determined by multiplying the number of Put Shares requested, by the applicable purchase price. The purchase price for each put notice shall be equal to 80% of the lesser of the (i) “market price,” defined as the lowest traded price per share for any trading day during the 13 trading days immediately preceding delivery of the put notice, or (ii) the valuation price, which is the lowest traded price of the shares during the five trading days following the clearing date associated with the applicable put notice. Within four trading days following the end of the valuation periods, the Crown Bridge Partners will deliver the total proceeds to the company via wire transfer.

Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value. Average Daily Trading Value is defined as the average trading volume of our common stock in the thirteen (13) trading days immediately preceding delivery of the respective put notice (the “pricing period”), multiplied by the lowest traded price of the of our shares during the pricing period. We may not deliver a new put notice until ten trading days after the clearing of the prior put notice. Because of these limitations, it is possible that over the term of the Equity line, the Company may not have the ability to fully draw the entire $2,500,000 credit line.

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In order to deliver a put notice, certain conditions set forth in the Equity Purchase Agreement must be met. In addition, the Company is prohibited from delivering a put notice (i) if the purchase of the Put Shares by the Selling Stockholder pursuant to such put notice would, when aggregated with all other shares previously purchased under the Equity Line, exceed the Maximum Commitment Amount; or (ii) if the purchase of the Put Shares pursuant to the put notice would, when aggregated with all other Company common stock then owned by the Selling Stockholder, result in the Selling Stockholder beneficially owning more than 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

Based upon the trading price of our Common Stock as of December 21, 2021, we would have issued an aggregate of 360,000,000 shares of Common Stock under the Equity Line if the entire $2,500,000 amount of potential shares issuable to Crown Bridge Partners had been drawn. Such shares would represent approximately 14% of our outstanding Common Stock as of December 21, 2021 resulting in significant ownership dilution to our existing Common stockholders.

As a term of the Equity Purchase Agreement, we entered into a Registration Rights Agreement with Crown Bridge Partners, whereby we agreed to register for resale by the Selling Stockholder the shares of Common Stock purchased pursuant to the Equity Purchase Agreement. Accordingly, we filed a registration statement with the SEC on Form S-1 within 45 days of the date of the Registration Rights Agreement (the “Original Registration Statement”). The Original Registration Statement registered 160,256,410 shares of our Common Stock and was declared effective on July 27, 2020. We have sold to Crown Bridge, pursuant to the Equity Line, all 160,000,000 shares registered pursuant to the Original Registration Statement. We have filed the registration statement, of which this Prospectus is a part, for the purposes of registering an additional 200,000,000 shares of our Common Stock to allow us to put additional shares to the selling Stockholder pursuant to the Equity Line and Registration Rights Agreement. We also agreed to use our reasonable best efforts to keep the registration statement effective until the earlier of (i) the date the Selling Stockholder may sell all of the Put shares without restriction pursuant to Rule 144, and (ii) the date on which the Selling Stockholder shall have sold all of the Put Shares covered by the registration statement.

PLAN OF DISTRIBUTION

Commencing the date of this Prospectus, Crown Bridge Partners, the Selling Stockholder identified herein, may offer and sell up to an aggregate of 200,000,000 shares of our Common Stock. The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time-to-time, offer and sell any or all of their shares covered hereby, that were acquired under the Equity Line. Sales may occur on the OTC Markets Pink Current Information Tier or any other stock exchange, market or trading facility on which the securities are traded, or in private transactions. These sales may be at the prevailing market price or related to the then current market price, fixed prices or negotiated prices.

The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
●	combinations of any such methods of sale; or

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; which also applies in the case of a principal transaction a markup or markdown.

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The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Stockholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act.

To the best of our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of our Common Stock, or the availability of shares of our Common Stock for sale, will have on the prevailing market price of our shares from time-to-time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time-to-time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding convertible instruments could materially adversely affect the market price of our shares. In addition, sales of our Common Stock in the public market after the applicable restrictions lapse, as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

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Sale of Restricted Shares

As of December 21, 2021 there were 1,445,572,758 shares of our Common Stock outstanding. The 200,000,000 shares of Common Stock being offered by this Prospectus, less the shares already sold, will be freely tradable, other than by “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 62,907,737 outstanding shares of Common Stock that were issued by us in private transactions are, or will be, eligible in the future for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our Company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our Common Stock that our existing stockholders will elect to sell under Rule 144.

LEGAL PROCEEDINGS

From time-to-time, we may be involved in various claims, lawsuits, and disputes with third parties incidental to the normal operations of the business. In accordance with the settlement agreement (settling claims for breach of contract and distribution responsibilities arising from the distribution agreement between the parties) executed between Nimbo Tracking LLC (Plaintiff) and Sky Force Technologies Inc., and James Kwon (Defendants) on May 21, 2021 settlement was reached between the parties under non-disclosed terms which were deemed non-material to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) provides information for the year ended December 31, 2020. This MD&A should be read together with our audited consolidated financial statements and the accompanying notes for the year ended December 31, 2020 (the “consolidated financial statements”) and September 30, 2021. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Except where otherwise specifically indicated, all amounts in this MD&A are expressed in United States dollars.

Certain statements in this MD&A constitute forward-looking statements or forward-looking information within the meaning of applicable securities laws. You should carefully read the cautionary note in this MD&A regarding forward-looking statements and should not place undue reliance on any such forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

Additional information about the Company, including our most recent consolidated financial statements and our Annual Information Form, is available on our website at www.igen-networks.com, or on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

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Cautionary Note Regarding Forward-looking Statements

Certain statements and information in this MD&A are not based on historical facts and constitute forward- looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”), including our business outlook for the short and longer term and our strategy, plans and future operating performance. Forward-looking statements are provided to help you understand our views of our short and longer term prospects. We caution you that forward-looking statements may not be appropriate for other purposes. We will not update or revise our forward-looking statements unless we are required to do so by securities laws. Forward-looking statements:

●	Typically include words and phrases about the future such as “outlook”, “may”, “estimates”, “intends”, “believes”, “plans”, “anticipates” and “expects”;

●	Are not promises or guarantees of future performance. They represent our current views and may change significantly;

●	Are based on a number of assumptions, including those listed below, which could prove to be significantly incorrect:

●	Our ability to find viable companies in which to invest;

●	Our ability to successfully manage companies in which we invest;

●	Our ability to successfully raise capital;

●	Our ability to successfully expand and leverage the distribution channels of our portfolio companies;

●	Our ability to develop new distribution partnerships and channels;

●	Expected tax rates and foreign exchange rates.

●

Are subject to substantial known and unknown material risks and uncertainties. Many factors could cause our actual results, achievements and developments in our business to differ significantly from those expressed or implied by our forward-looking statements. Actual revenues and growth projections of the Company or companies in which we are invested may be lower than we expect for any reason, including, without limitation:

●	the continuing uncertain economic conditions;

●	price and product competition;

●	changing product mixes;

●	the loss of any significant customers;

●	competition from new or established companies;

●	higher than expected product, service, or operating costs;

●	inability to leverage intellectual property rights;

●	delayed product or service introductions;

Investors are cautioned not to place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future results.

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Overview

During fiscal-year 2020, the Company faced significant challenges from the pandemic and its impact on our primary markets. Despite these challenges IGEN continued to make progress with creating new opportunities and products in 2020. The Company moved and built new offices to create a safer and more productive environment along with significant reduction is operational and property lease costs. Creating new channels and partnerships in 2020 were key initiatives to secure longer term market share with both our consumer and commercial customers. Product and software innovation was our priority with the recent launch of our Next-Generation Platform and Medallion GPS created for Light-Commercial Fleets, both developed with IGEN’s patented Driver Signature and Behavior algorithms.

For the year ended December 31, 2020, the Company recognized revenues of $368,007 with a gross margin of 26% and $96,644 gross profit. Expenses for the year ended December 31, 2020, totaled $1,071,078, an increase of $57,314, or 6%, from total expenses reported for 2019. Excluding $277,543 of stock-based compensation expense to our directors, operational expenses decreased by 22% year on year.

For the year ended December 31, 2020, the Company saw a net increase in cash of $26,731. Cash used in operating activities was $874,261, an increase of 33% from the $657,573 net cash used in 2019. This was offset by net financings of $900,992 raised via private placements. Cash at the end of the year was $26,731.

Notable highlights of the year ended December 31, 2020 include the following Company achievements:

•	02/01/2020 - IGEN secure ownership of the Digital Telematics Signature (DTC) patent which serves as the basis for measuring driver behavior
•	03/20/2020 – IGEN created and launched Medallion GPS PRO for Light-Commercial Fleets
•	03/02/2020 – County Executives of America announces a Nationwide Partnership agreement with IGEN and creates its own commercial brand County Fleet Management located at www.countyfleetmanagement.com
•	10/26/2020 - IGEN signs partnership agreement with T-Mobile’s Master Agent Hyperion Partners
•	06/10/2020 – IGEN signs Sales & Marketing agreement with Michigan Credit Union League Service Corporation to promote CU Trak
•	07/29/2020 – IGEN launches its Next-Generation Platform for Consumer Automotive Markets
•	09/25/2020 – IGEN Secures Equity-Line Financing with Crown Bridge Partners, LLC and J.H.Darbie Investment Bank
•	12/17/2020 – IGEN established Sales & Marketing channel with Hyperion Partners and qualifies for T-Mobile’s Partner Program

CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT JUDGMENTS AND ESTIMATES

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, and expenses and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements. On an ongoing basis, we evaluate our estimates and judgments. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer’s willingness or ability to pay, the Company’s compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due. We do not charge interest on past due balances. The Company writes off trade receivables when all reasonable collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the consolidated statements of operations. As of December 31, 2020 and 2019, the allowance for doubtful accounts was approximately $22,000 and $21,000, respectively.

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Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually on December 31 of each year or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

Goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value.

The Company has only one reporting unit. Therefore, all of the Company’s goodwill relates to that reporting unit, and at December 31, 2020 and 2019, the carrying value for that reporting unit is negative.

Fair Value Measurements

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” the Company is to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The fair values of cash and cash equivalents, accounts and other receivables, restricted cash, and accounts payable and accrued liabilities, approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The fair value of cash is determined based on “Level 1” inputs and the fair value of derivative liabilities is determined based on “Level 3” inputs. The recorded values of notes payable, approximate their current fair values because of their nature and respective maturity dates or durations. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility to these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Financial instruments that potentially subject the Company to concentrations of credit risk consists of cash. The Company places its cash and cash equivalents in what it believes to be credit-worthy financial institutions.

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Revenue Recognition and Deferred Revenue

We recognize revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, using the five-step model, including (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue in accordance with U.S. GAAP. Title and risk of loss generally pass to our customers upon delivery, as we have insurance for lost shipments. In limited circumstances where either title or risk of loss pass upon destination or acceptance or when collection is not reasonably assured, we defer revenue recognition until such events occur. We derive substantially all our revenues from the sale of products and services combined into one performance obligation. Product revenue includes the shipment of product according to the agreement with our customers. Service revenue include vehicle tracking services and customer support (technical support), installations and consulting. A contract usually includes both product and services. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. Performance obligations include, but are not limited to, pass-thru harnesses and vehicle tracking services. Almost all of our revenues are derived from customers located in United States of America in the auto industry. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. Standalone selling prices are typically estimated based on observable transactions when these services are not sold on a standalone basis. At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Revenue is recognized when our performance obligation has been met. The Company considers control to have transferred upon delivery because the Company has a present right to payment at that time, the Company has transferred use of the asset, and the customer is able to direct the use of, and obtain substantially all of the remaining benefits from, the asset. For arrangements under which the Company provides vehicle tracking services, the Company satisfies its performance obligations as those services are performed whereby the customer simultaneously receives and consumes the benefits of such services under the agreement. Revenues are recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

The Company provides product warranties with varying lengths of time and terms. The product warranties are considered to be assurance-type in nature and do not cover anything beyond ensuring that the product is functioning as intended. Based on the guidance in ASC 606, assurance-type warranties do not represent separate performance obligations. The Company has historically experienced a low rate of product returns under the warranty program.

Management assesses the business environment, customers’ financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured. If collectability is not reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

Revenue relating to the sale of service fees on its vehicle tracking and recovery services is recognized over the life of the contact. The service renewal fees are offered in terms ranging from 12 to 36 months and are generally payable upon delivery of the vehicle tracking devices or in full upon renewal.

Deferred revenues are recorded net of contract assets when cash payments are received from customers in advance of the Company’s performance. Contract assets represent the costs of the underlying hardware to enable the Company to perform on its contracts with customers and are amortized using the same method and term as deferred revenues. Any revenue that has been deferred and is expected to be recognized beyond one year is classified as deferred revenue, net of current portion.

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Financing Costs and Debt Discount

Financing costs and debt discounts are recorded net of notes payable and convertible debentures in the consolidated balance sheets. Amortization of financing costs and the debt discounts is calculated using the effective interest method over the term of the debt and is recorded as interest expense in the consolidated statement of operations.

Recent Accounting Pronouncements

See the notes to the consolidated financial statements of this Form 10-K for further discussion.

Capital Resources and Liquidity

Current Assets and Liabilities, Working Capital

As of December 31, 2020, the Company had total current assets of $82,017, a 210% increase from the end of 2019. This increase was mostly due to a $59,547 increase in cash, accounts receivable, and inventory, because of the timing of payments to Nimbo from its customers and an increase in new sales contracts in Q4 2020.

The Company’s current liabilities as of December 31, 2020, were $1,153,826, a 10% decrease over those reported at the end of the 2019. However, $96,792 (or 7%) of the Company’s current liabilities were deferred revenues, net to be recognized in future periods. The decrease in current liabilities was mostly due to a $247,396 decrease in accounts payable, accrued expenses, and current portion of deferred revenues as of December 31, 2020.

IGEN ended 2020 with negative working capital of $1,071,809. Adequate working capital remains a core requirement for growth and profitability and to facilitate further acquisitions, and the Company continues to work at improving its working capital position through ongoing equity and debt financing and actively managing the Company’s growth to achieve sustainable positive cash flow.

In 2020, the Company raised an additional $950,992 in financings and converted $755,528 of preferred stock and convertible debentures into shares of common stock. These transactions are further disclosed in notes to the consolidated financial statements.

Total Assets and Liabilities, Net Assets

As of December 31, 2020, the Company’s total assets were $587,525, a 10% increase over the prior year, due primarily to the increase in current assets previously discussed. The majority of the Company’s assets remain $505,508 in goodwill associated with the acquisition of Nimbo in 2014.

As of December 31, 2020, the Company’s total liabilities were $1,458,635, which reflects $42,020 in long-term deferred revenue, net in addition to the $1,153,826 in current liabilities previously discussed. This long-term deferred revenue is the portion of service contracts signed in previous years for which service, and the associated revenue recognition, occurs beyond 2021. Total liabilities increased by 7% over the previous year, however 10%, or $138,812 of the Company’s year-end total liabilities was deferred revenue, net, compared with $262,465 of deferred revenue, net reported at the end of 2019.

The above resulted in net assets as of December 31, 2020 being ($923,017) and an accumulated deficit of $15,185,187.

The Company is continuing its efforts to increase its asset base, raise funds and improve cashflow to improve its working capital position. As of the date these financial statements were issued, the Company believes it has adequate working capital and projected net revenues and cash flows to maintain existing operations for approximately six months without requiring additional funding. The Company’s business plan is predicated on raising further capital for the purpose of further investment and acquisition of targeted technologies and companies, to fund growth in these technologies and companies, and to expand sales and distribution channels for companies it currently owns or is invested. It is anticipated the Company will continue to raise additional capital through private placements or other means in the both the near and medium term.

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The reader is cautioned that the Company’s belief in the adequacy of its working capital, the continuation and growth of future revenue, the ability of the Company to operate any stated period without additional funding, and the ability to successfully raise capital are forward looking statements for which actual results may vary, to the extent that the company may need capital earlier than anticipated and/or may not be able to raise additional capital.

Results of Operations

Revenues and Net Loss

Revenues

For the year ended December 31, 2020, the Company had revenues of $368,007, a 49% decrease over the revenues reported for same period in 2019. Decrease in revenue was primarily due to the impact of COVID-19 on demand for new vehicles at franchise dealerships. Several of our customers’ dealerships were closed as a result of localized infections amongst their staff and sales management.

Costs of goods sold for 2020 were $271,363, representing a decrease of 47% year on year. These costs are primarily mobile hardware and cellular carrier costs.

The resulting gross profit was $96,644, representing a decrease of 53% year on year, and gross margins of 26% representing a decrease of 3% year on year.

Though the Company decreased revenues, decreased gross profit, and decreased gross margins year on year, we continue to review hardware vendor, inventory, and order fulfillment strategies as well as product and service pricing models to continually improve overall margins.

Expenses

Expenses for the year ended December 31, 2020, totaled $1,071,078, an increase of $57,314, or 6%, from total expenses reported for 2019. Excluding $277,543 of stock-based compensation expense to our directors, operational expenses decreased by 22% year on year.

Net Loss

For the year ended December 31, 2020, the Company had a net loss of $2,639,472 (or ($0.00) per basic and diluted share) compared with a net loss of $479,073 (or ($0.01) per basic and diluted share) in 2019. Included in the net loss of $2,639,472, is $1,665,038 of other expenses related to the Company’s convertible debt and derivative liabilities recognized in 2020.

The Company continues to invest in personnel, channels, and product development in order to drive revenue growth and increase gross profits sufficient to enable the Company to achieve profitability.

Cash Flows

For the year ended December 31, 2020, the Company saw a net increase in cash of $26,731. Cash used in operating activities was $874,261, an increase of 33% from the $657,573 net cash used in 2019. This was offset by net financings of $900,992 raised via private placements. Cash at the end of the year was $26,731.

The reader is cautioned that the Company’s belief in the adequacy of its working capital, the continuation and growth of future revenue, the ability of the Company to operate any stated period without additional funding, and the ability to successfully raise capital are forward looking statements for which actual results may vary, to the extent that the Company may need capital earlier than anticipated and/or may not be able to raise additional capital.

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The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) provides information for the three and nine month periods ended September 30, 2021. This MD&A should be read together with our unaudited condensed consolidated interim financial statements and the accompanying notes for the three and nine month periods ended September 30, 2021 (the “consolidated financial statements”). The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Except where otherwise specifically indicated, all amounts in this MD&A are expressed in United States dollars.

Certain statements in this MD&A constitute forward-looking statements or forward-looking information within the meaning of applicable securities laws. You should carefully read the cautionary note in this MD&A regarding forward-looking statements and should not place undue reliance on any such forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

Additional information about the Company, including our most recent consolidated financial statements and our Annual Information Form, is available on our website at www.igen-networks.com, or on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Cautionary Note Regarding Forward-looking Statements

Certain statements and information in this MD&A may not be based on historical facts and may constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”), including our business outlook for the short and longer term and our strategy, plans and future operating performance. Forward-looking statements are provided to help you understand our views of our short and longer term prospects. We caution you that forward-looking statements may not be appropriate for other purposes. We will not update or revise any forward-looking statements unless we are required to do so by securities laws. Forward-looking statements:

☐	Typically include words and phrases about the future such as “outlook”, “may”, “estimates”, “intends”, “believes”, “plans”, “anticipates” and “expects”;

☐	Are not promises or guarantees of future performance. They represent our current views and may change significantly;

☐	Are based on a number of assumptions, including those listed below, which could prove to be significantly incorrect:

-	Our ability to find viable companies in which to invest
-	Our ability successfully manage companies in which we invest
-	Our ability to successfully raise capital
-	Our ability to successfully expand and leverage the distribution channels of our portfolio companies;
-	Our ability to develop new distribution partnerships and channels
-	Expected tax rates and foreign exchange rates.

☐

Are subject to substantial known and unknown material risks and uncertainties. Many factors could cause our actual results, achievements and developments in our business to differ significantly from those expressed or implied by our forward-looking statements. Actual revenues and growth projections of the Company or companies in which we are invested may be lower than we expect for any reason, including, without limitation:

-	the continuing uncertain economic conditions
-	price and product competition
-	changing product mixes,
-	the loss of any significant customers,
-	competition from new or established companies,
-	higher than expected product, service, or operating costs,
-	inability to leverage intellectual property rights,
-	delayed product or service introductions

Investors are cautioned not to place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future results.

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Overview

During the nine months of 2021, the Company prepared its new distribution channels for sell-through revenues along with launching of a new consumer brand. Notable highlights of the nine month period ended September 30, 2021 include the following Company achievements:

•	The County Executive of America branded IGEN’s Medallion GPS Fleet Solution as “County Fleet Management” for exclusive service offerings with Counties across the US.

•	The Company launched the industry’s first consumer brand product “FamilyShield” to protect young drivers.

•	The T-Mobile Partner Program makes available for sale IGEN’s Medallion GPS for light-commercial fleets for their Small-to-Medium Business channels.

•	The Company’s “Driver Telematics Signature” Patent Application No. 16/387,858 was accepted by the United States Patent Office and became enforceable as of June 15, 2021.

Financial Condition and Results of Operations

Capital Resources and Liquidity

Current Assets and Liabilities, Working Capital

As of September 30, 2021, the Company had total current assets of $164,397, a 100% increase from December 31, 2020. This increase was mostly due to the Company raising approximately $941,000 from the issuance of common stock and shares of Series A preferred stock during the nine months ended September 30, 2021.

The Company’s current liabilities as of September 30, 2021 were $1,083,438, a 6% decrease over those reported as of December 31, 2020. However, $72,571 (or 7%) of the Company’s current liabilities were deferred revenues, net to be recognized in future periods. The decrease in current liabilities was mostly due to a $131,497 decrease in accounts payable, accrued expenses, derivative liabilities and current portion of deferred revenues as of September 30, 2021.

As of September 30, 2021, IGEN had negative working capital of $919,041. Adequate working capital remains a core requirement for growth and profitability and to facilitate further acquisitions, and the Company continues to work at improving its working capital position through ongoing equity and debt financing and actively managing the Company’s growth to achieve sustainable positive cash flow.

During the nine months ended September 30, 2021, the Company raised approximately $941,000 in financings and converted approximately $339,000 of preferred stock and debt into shares of common stock. These transactions are further disclosed in notes to the consolidated financial statements.

Total Assets and Liabilities, Net Assets

As of September 30, 2021, the Company’s total assets were $675,627, a 15% increase over the prior year, due primarily to the increase in current assets previously discussed. The majority of the Company’s assets remain $505,508 in goodwill associated with the acquisition of Nimbo Tracking LLC in 2014.

As of September 30, 2021, the Company’s total liabilities were $1,346,312, which reflects $78,076 in long-term deferred revenue, net in addition to the $1,083,438 in current liabilities previously discussed. This long-term deferred revenue is the portion of service contracts signed in previous years for which service, and the associated revenue recognition, occurs beyond September 30, 2022. Total liabilities decreased by 8% over the previous year, however 11%, or $150,647 of the Company’s year-end total liabilities was deferred revenue, net, compared with $138,812 of deferred revenue, net reported as of December 31, 2020.

The above resulted in net assets as of September 30, 2021 being ($670,685) and an accumulated deficit of $16,497,964.

The Company is continuing its efforts to increase its asset base, raise funds and improve cashflow to improve its working capital position. As of the date these financial statements were issued, the Company believes it has adequate working capital and projected net revenues and cash flows to maintain existing operations for approximately six months without requiring additional funding. The Company’s business plan is predicated on raising further capital for the purpose of further investment and acquisition of targeted technologies and companies, to fund growth in these technologies and companies, and to expand sales and distribution channels for companies it currently owns or is invested. It is anticipated the Company will continue to raise additional capital through private placements or other means in the both the near and medium term.

The reader is cautioned that the Company’s belief in the adequacy of its working capital, the continuation and growth of future revenue, the ability of the Company to operate any stated period without additional funding, and the ability to successfully raise capital are forward looking statements for which actual results may vary, to the extent that the company may need capital earlier than anticipated and/or may not be able to raise additional capital.

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Results of Operations

Revenues and Net Loss for the Three Months Ended September 30, 2021

Revenues

For the three months ended September 30, 2021, the Company had revenues of $58,539, a 25% decrease over the revenues reported for same period in 2020. Decrease in revenue was primarily due to reduction in new car inventories from industry chip shortages across OEM manufacturers. Franchise dealerships are expected to increase inventory levels with pre-owned vehicles during the balance of 2021.

Costs of goods sold for the three months ended September 30, 2021 were $49,556, representing an increase of 15% compared to the same period in 2020. These costs are primarily mobile hardware and cellular carrier costs.

The resulting gross profit percentage was 15% for the three months ended September 30, 2021 compared to 45% for the three months ended September 30, 2020, representing a decrease of 74% period on period. The difference between period-on-period gross profit percentage was attributed to the inclusion of infrastructure service costs for the three months ended September 30, 2021.

The Company has addressed the impact of industry chip shortages by securing alternative sources for hardware and focusing on commercial fleet and pre-owned vehicle channels that include the CU Trak, Family Shield, and Medallion GPS Fleet brands.

Expenses

Expenses for the three months ended September 30, 2021, totaled $268,000, an increase of $13,538, or 5%, from total expenses reported for the same period in 2020.

For the three months ended September 30, 2021, the Company had a net loss of $262,366 (or ($0.00) per basic and diluted share) compared with a net loss of $27,450 (or ($0.00) per basic and diluted share) for the same period in 2020. Included in the net loss of $262,366, is $3,349 of other expenses related to the Company’s convertible debt and derivative liabilities recognized during the three months ended September 30, 2021.

The Company will continue to invest in personnel, channels, and product development in order to drive revenue growth and increase gross profits sufficient to enable the Company to achieve profitability.

Revenues and Net Loss for the Nine Months Ended September 30, 2021

Revenues

For the nine months ended September 30, 2021, the Company had revenues of $220,968, a 25% decrease over the revenues reported for same period in 2020. Decrease in revenue was primarily due to reduction in new car inventories from industry chip shortages across OEM manufacturers. Franchise dealerships are expected to increase inventory levels with pre-owned vehicles during the balance of 2021.

Costs of goods sold for the nine months ended September 30, 2021 were $164,270, representing an increase of 21% compared to the same period in 2020. These costs are primarily mobile hardware and cellular carrier costs.

The resulting gross profit percentage was 26% for the nine months ended September 30, 2021 compared to 54% for the nine months ended September 30, 2020, representing a decrease of 64% period on period. The difference between period-on-period gross profit percentage was attributed to the inclusion of infrastructure service costs for the nine months ended September 30, 2021.

The Company has addressed the impact of industry chip shortages by securing alternative sources for vehicle hardware and focusing sales effort on commercial fleet and pre-owned vehicle channels that include the CU Trak, Family Shield, and Medallion GPS Fleet brands.

Expenses

Expenses for the nine months ended September 30, 2021, totaled $1,030,821, an increase of $99,541, or 11%, from total expenses reported for the same period in 2020. Excluding stock-based compensation expense, operational expenses increased by 13% year on year as the result of the hiring of new sales staff.

For the nine months ended September 30, 2021, the Company had a net loss of $940,851 (or ($0.00) per basic and diluted share) compared with a net loss of $2,509,919 (or ($0.01) per basic and diluted share) for the same period in 2020. Included in the net loss of $940,821, is $33,272 of other income related to the Company’s convertible debt and derivative liabilities recognized during the nine months ended September 30, 2021.

The Company will continue to invest in personnel, channels, and product development in order to drive revenue growth and increase gross profits sufficient to enable the Company to achieve profitability.

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Cash Flows and Cash Position

For the nine months ended September 30, 2021, the Company saw a net increase in cash of $30,785. Cash used in operating activities was $786,562, an increase of 30% from the $605,349 net cash used for the same period in 2020. This was offset by net financings of $940,903, not including repayments of debt of $123,556, raised via private placements. Cash as of September 30, 2021 was $57,516.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

As a smaller reporting company, the Company is not required to provide the information required by this item.

Item 4. Controls and Procedures.

Disclosure Controls and Procedures

The Company carried out an evaluation, with the participation of all the Company’s officers, of the effectiveness of the Company’s disclosure controls and procedures as of September 30, 2021. The conclusions of the Company’s principal officers was that the controls and procedures in place were not effective such that, the information required to be disclosed in our exchange and commission reports was a) recorded, processed, summarized and reported within the time periods specified in the appropriate exchange and commission rules and forms, and b) accumulated and communicated to our management, including our chief executive offer and chief operating officer, as appropriate to allow timely decisions regarding required disclosure.

Internal Control over Financial Reporting

During the last fiscal quarter there was no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. In evaluating the effectiveness of our internal control over financial reporting, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control - Integrated Framework (2013). We identified the following material weaknesses:

☐	Our discovery of an error that was corrected in 2020, to properly account for our cost of sales expenses.
☐	Our ability to value the issuance of the Series B preferred shares in 2021.

As additional resources become available, we will work to remediate this identified material weakness.

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BUSINESS

Executive Summary

IGEN Networks Corp. (“IGEN”, the “Company”, “we”, “our”) was incorporated in the State of Nevada on November 14, 2006, under the name of Nurse Solutions Inc. On September 19, 2008, the Company changed its name to Sync2 Entertainment Corporation and traded under the symbol SYTO. On September 15, 2008, the Company became a reporting issuer in British Columbia, Canada. On May 26, 2009, the Company changed its name to IGEN Networks Corp. On March 25, 2015, the Company was listed on the Canadian Securities Exchange (CSE) under the trading symbol IGN and the Company became a reporting Venture Issuer in British Columbia and Ontario, Canada.

The Company’s principal business is the development and marketing of software services for the automotive and fleet management industry. The Company works with Sprint and its distribution partners to provide direct and secure access to information on vehicle assets and driver performance. The software services are based on the AWS Cloud Infrastructure delivered to customers over the wireless network and accessed from consumer mobile or desktop devices. The software services are marketed through automotive dealers, financial institutions, and government channels under IGEN commercial and consumer brands that include Nimbo Tracking, CU Trak, Medallion GPS, and FamilyShield.

As of December 21, 2021:

i)	IGEN acquires 100% equity position in Nimbo Tracking LLC, a privately held US company based in Murrieta, CA., and launches consumer brand sold through automotive dealerships.
ii)	IGEN Networks and T-Mobile for Business launches Co-branded Medallion GPS for Light Commercial Fleets
iii)	IGEN appointed REMCOOP for distribution and marketing for the Territory of Puerto Rico
iv)	IGEN receives patent acceptance for its Digital Telematics Signature (DTC) patent for greater accuracy in measuring driver performance
v)

IGEN launched Medallion GPS for Light-Commercial Fleets with County Executives of America

IGEN Launches Industry’s First Consumer Brand Product “FamilyShield” to protect Young Drivers and sold through Amazon.com

vi)

Nimbo Tracking LLC appoints Peak Performance Team (PPT) as distributor for nationwide launch of its products and services across PPT’s dealership network

IGEN secures GSA Multiple Award Schedule Contract with State and Federal Governments

The Company’s head office is located at 31772 Casino Drive, Suite C, Lake Elsinore, CA 92530. Direct line is 855-912-5378.

The Company owns the DTC Patent No. 11,037,378 issued from the U.S. Patent Office as of June 15,2021 for normalization of driver behavior data for consistent and accurate measurement of driver performance regardless of asset-type or data source. The Company has secured trademarks and distribution licenses through increased ownership of privately held technology companies.

The Company is not aware of any government approval or regulations, other than those governing the normal course of business, which will affect its own business. However, the Company is invested in and foresees future investment in, or possible joint ventures with, companies for which local, regional or national regulatory approvals, particularly those pertaining to wireless networks or GPS-based applications, may apply.

The Company is not aware of any significant costs or effects of compliance with environmental laws.

The Company’s executive management activities are undertaken by Directors of the Company on a contract basis.

The Company also relies on subcontractors for product development, finance, legal, and other related professional services. On a consolidated basis, including the Company’s wholly-owned subsidiaries, the Company has 10 or less full time employees.

Description of Products and Services

The Company’s principal business is the development and marketing of software services for the automotive and fleet management industry. The Company works with T-Mobile and its distribution partners to provide direct and secure access to information on vehicle assets and driver performance. The software services are based on the AWS Cloud Infrastructure delivered to customers over the wireless network and accessed from consumer mobile or desktop devices. The software services are marketed through automotive dealers, financial institutions, and government channels as IGEN commercial and consumer brands: Nimbo Tracking, CU Trak, and Medallion GPS.

The Company’s most recent NextGen Platform is built on the Amazon’s Web Service (AWS) infrastructure and based on coding methodology that leverages Facebook and Google design techniques to present a seamless user interface regardless of access methods including smartphones, tablets, desktops, and third party application environments. The AWS infrastructure offers reliability, security, and scalability to support millions of users or assets and an Application Programming Interface (API) friendly environment that adapts to a broad range of data sources to support the changing needs of the consumer and their families. The NextGen Platform is optimized to serve a broad range of consumer markets including online purchases and renewals.

The Digital Telematics Signature (DTC) is IGEN’s patented proprietary algorithm for measuring driver behavior for both commercial and consumer markets regardless of the data sources. Whether driving in high-density traffic or at high speeds over the expressway, the data is normalized across a relatively large sample to create a consistent and accurate driver score based on actuarial metrics. With programmable weighting of driving events such as speed, sudden-braking, harsh-turns, traffic flow, and vehicle profiling, a “DTC” or weighted score is created over an extended period-of-time.

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Marketing and Sales

The Company’s product and services are sold primarily through Master Distributors and Sales Agents, which include T-Mobile’s Master Agent and SMB sales channels, Michigan Credit Union League Service Corporation, and County Executive of Americas. Marketing initiatives are jointly developed with each channel partner based on the anticipated needs and drivers for each market. The Company is working with T-Mobile’s Ecommerce initiatives in offering product and services direct to businesses.

Our Business Strategy

The Company’s strategies is to achieve market leadership of its target markets through product and service innovation, cost efficiency, and quality customer service.

Employees

Company operates with less than 10 full time staff and works with third-party contractors for product and infrastructure development, legal, finance, and hardware sourcing.

Competition

Competition varies across the consumer automotive and light-fleet industry. Spireon a privately held company offers similar services to automotive dealerships but holds no patents in managing driver behavior. There are many fleet service providers offering a range of services but with much higher cost structures, especially when offering solutions to smaller and lighter commercial fleets. The Company’s Medallion GPS PRO solution was development for a specific segment of the commercial fleet industry which presently has far fewer competitors.

Research and Development

The Company’s research and development is managed internally but executed through third-party developers. The IoT industry is a complex eco-system of technologies requiring a broad range of technical skills in both hardware and software development. Contracting subject matter experts on a project basis has proven to be cost efficient and effective.

Intellectual Property

As a general practice, we will rely upon patent, copyright, trademark and trade secret laws to protect and maintain our proprietary rights for our products. There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Our web domain and IP address as well as Company information will be protected by our domain host.

Strategic Relationships

The Company places great value in strategic relationships as the IoT Industry evolves across many industries as part of the development of 5G wireless technologies. The Company has development strategic relationships with its primary wireless carrier T-Mobile, its hardware supplier Positioning Universal Inc., the Michigan Credit Union League Service Corporation, and County Executives of America.

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PLAN OF OPERATION

Facilities

The Company’s principal corporate offices are located at 31772 Casino Drive, Suite C,, Lake Elsinore, CA 92530, USA and our telephone number is (855-912-5378). Monthly lease expense is approximately $3,000 per month. Prior to June 1, 2020, rent expense for the years ended December 31, 2020 and 2019 was approximately $39,000 and $35,000, respectively. As November 24, 2021, the Company has secured a three-year lease agreement for approximately 2500 square feet at the Casino Drive location consisting of a total 8,556 rentable square feet.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of our present directors and executive officers.

Name	Age	Position

Robert Nealon	65	Director, Chairman of the Board

Neil G. Chan	59	Director, Chief Executive Officer

Mark Wells	59	Director

Abel I. Sierra	49	Executive office, VP & GM

Robert Friedman	69	Director

We presently anticipate considering new, qualified persons to become directors in the future, although no new appointments or arrangements have been made as of the date hereof.

All directors serve for a one-year term until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement, agreement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. Also, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

The business experience of each person listed above during the past five years is as follows:

Robert Nealon, Chairman of the Board & Director

Mr. Nealon is the Principal Attorney in Nealon & Associates, P.C., and a Washington, D.C. based law and government relations firm. He has been practicing law for twenty-seven years and has achieved an AV rating from Martindale-Hubbell, the leading rating bureau for the legal profession. Mr. Nealon has a B.A. from University of Rochester (1977) and M.B.A. from Rochester Institute of Technology (1978). He received his Juris Doctorate, magna cum laude, from the University of Bridgeport in 1982 and his Masters of Law in Taxation (LL.M.) degree from Georgetown University in 1984. He is a member of the bar associations of New York State and Virginia, the American Bar Association and the Federal Bar Association. Mr. Nealon served as Adjunct Instructor of Corporate Law, George Washington University from 1985 until 2005. Mr. Nealon has been lead counsel on hundreds of commercial trials, including multi-million dollar derivative action lawsuits, security fraud and government contract fraud. He has been counsel to hundreds of corporations, including insurance affinity marketing, manufacturing and multiple financial institutions. Mr. Nealon has been active over the years in national politics and government relations.

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Mr. Nealon was appointed to the Virginia Small Business Advisory Board by former Virginia Governor Warner and was reappointed to this state board by Governor Kaine through 2010 as its Chairman. Mr. Nealon is also a current appointee to the George Mason University Advisory Board for the Institute for Conflict Analysis and Resolution in Arlington. He is also a member of the National Press Club and the Democratic National Club.

Neil G. Chan, Chief Executive Officer & Director

Mr. Chan is a career technologist who has pioneered disruptive technologies in more than 45 countries over the last 30 years. From start-up to $400M in annual revenues, Mr. Chan has led and created the best-in-class sales, marketing, and service organizations during the development of wireless data infrastructure, mobile solutions, Software-as-a-Service for commercial fleets, and Hybrid-Fiber-Cable(HFC) broadband infrastructure and solutions. Mr. Chan led the first technology transfer initiative between Canada and Mainland China on behalf of Spar Aerospace and Gandalf Technologies Inc., along with training, product marketing and sales responsibilities for growing Gandalf’s export markets. During early development of mobile data solutions, Mr. Chan was recruited to Motorola Inc., to lead the product marketing and development of the industry’s first mobile data solutions for public safety, taxi, utility, and field service markets. As Motorola’s Managing Director, Mr. Chan lead the expansion of HFC broadband voice and data networks throughout the Asia Pacific region growing to $400M in annual revenues during the first three years of business formation. Along with founding members of the cable modem industry, Mr. Chan joined Airvana Inc., to lead business development for the early adoption of broadband wireless networks, leading to the industry’s first deployment of CDMA-based wireless broadband networks in North America. Most recently, Mr. Chan led worldwide sales and marketing of fleet management services for WebTech Wireless Inc., contributing five years of record growth and industry leadership across government and transportation markets. Mr. Chan has served on the Executive Review Board of Royal Roads University and continues to mentor and support early stage technology companies.

Mark Wells, Director

Mr. Wells is presently the President and CEO of Positioning Universal. During his 25 years of experience in the wireless industry, he has pioneered the development and marketing of wireless products, semiconductor technology, and leading-edge wireless services. Mr. Wells co-founded DriveOK, which merged with Procon and eventually became Spireon where he led the company during its growth period in becoming the industry leader of GPS vehicle tracking technologies. Prior to Procon, Mr. Wells was the co-founder and CEO of Zucotto Wireless, where he raised $60M in venture capital to develop wireless semiconductor technologies and secured customers that included Panasonic, Nokia, and Alcatel. Mr. Wells has also held marketing roles with Nokia Mobile Phones where he managed a $10B revenue value of mobile phone products, and later served as Vice President & General Manager at DSP Communications which was eventually sold to Intel for $1.6B. Most recently, Mr. Wells has co-founded and mentored several dozen early-stage technology companies and served as a consultant to Fortune 500 companies.

Robert Friedman, Director

Robert Friedman has been actively engaged in the real estate business since 1970. In 1996, he started York Resources, LLC., where he actively participates in the acquisition, financing and development of their real estate holdings, in addition to practicing transactional real estate law for private clients. At present, Robert and his brother Bernard own 34 properties, most of which are located in Manhattan and which consist of about 120,000 square feet of retail and office space, 300+ parking spaces, rental apartment units and luxury single-family homes. Recently, the Friedman’s developed, built and presently own a 28-story Pod Hotel located at 42nd Street and Ninth Avenue consisting of 665 hotel rooms, 45 residential apartment and retail spaces. Robert Friedman and his brother are currently developing a national family amusement theme park anchored by the world’s largest rollercoaster to be located in Orlando, Florida. Prior to joining the family business, Robert Friedman was a Senior Partner and transactional real estate attorney in New York City for over 20 years.

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Abel Sierra, Company Officer VP & GM

Mr. Sierra has served as President of the Antelope Valley Hispanic Chamber of Commerce (AVHCC) - the first President elected to a second term in the organization’s 20-year history. AVHCC’s mission is to provide Hispanic entrepreneurship, community growth, and development, by supporting economic programs designed to strengthen and expand the potential of all business. Prior and concurrent to Mr. Sierra’s role with AVHCC was his position as Agency Vice President of HBW Insurance and Financial Services. Mr. Sierra served as an Independent Associate with Legal Shield, Regional Vice President for Primerica Financial Services, marketing Representative for 21 st Century/AIG direct, community Representative for Palmdale School District and Palmdale Head Start. Mr. Sierra also served 14 years as a Counter Intelligence Specialist with the United States Marine Corps.

Committees of the Board of Directors

The Company does not have an audit committee. The functions of an audit committee are done by the board of directors as a whole, as specified in section 3(a)(58)(B) of the Exchange Act. As such, the Company has no audit committee financial expert serving on an audit committee.

Code of Ethics

The Company has not yet adopted a complete code of ethics policy as defined in Item 406 of Regulation S-K, however the company has adopted a disclosure policy that applies to all directors, officers and employees of the Company, as part of a program to establish a comprehensive code of ethics. The Company’s disclosure policy is available on its website www.igennetworks.net

Relationships and Related Party Transactions

Transactions with related persons, promoters and certain control persons

During the years ended December 31, 2020 and 2019, the Company incurred approximately $142,000 and $143,000, respectively, in management and consulting fees with an officer and an entity controlled by him. As of December 31, 2020 and 2019, the Company owed approximately $9,000 and $145,000, respectively, to directors and officers and a company controlled by a director, which is included in accounts payable and accrued liabilities. The amounts owed are unsecured, non-interest bearing, and due on demand.

During the years ended December 31, 2020 and 2019, the Company incurred approximately $64,000 and $120,000, respectively, In purchases of hardware from a vendor controlled by a director of the Company. As of December 31, 2020 and 2019, the amounts owed to this related-party vendor were approximately $12,000 and $45,000 respectively.

During the year ended December 31, 2020, the Company issued 26,828,800 shares of Common Stock for the conversion of $67,073 of accrued expenses owed to the CEO and VP of Operations.

During the nine months ended September 30, 2021 and 2020, the Company incurred approximately $110,000 and $106,000, respectively, in management and consulting fees with an officer and an entity controlled by him. As of September 30, 2021 and December 31, 2020, the Company owed approximately 9,000 and $9,000, respectively, to directors and officers and a company controlled by a director, which is included in accounts payable and accrued liabilities. The amounts owed are unsecured, non-interest bearing, and due on demand.

During the nine months ended September 30, 2021 and 2020, the Company incurred approximately $9,000 and $28,000, respectively, in purchases of hardware from a vendor controlled by a director of the Company. As of September 30, 2021 and December 31, 2020, the amounts owed to this related-party vendor were approximately $21,000 and $12,000, respectively.

During the nine months ended September 30, 2021, the Company issued 3,243,785 shares of common stock for the conversion of approximately $17,000 of accrued expenses owed to the VP and General Manager.

During the nine months ended September 30, 2021 and 2020, the Company recorded approximately $10,000 and $5,000, respectively, to the VP and General Manager for rent and other office expenses. As of September 30, 2021 and December 31, 2020, the amounts owed to the VP and General Manager were approximately $2,000 and $0, respectively.

Director Independence

In the USA, the Company’s common stock is listed on the OTC Markets Pink Current Information inter-dealer quotation system, and in Canada on the CSE, neither of which have director independence requirements.

Executive Compensation

Name and principal position	Year	Salary ($)(1)	Stock awards ($)	Option awards ($)(2)	Total ($)

Neil G. Chan – CEO & Director	2020	142,000	0	0	138,000
	2019	138,000	0	30,000	168,000

Abel I. Sierra – VP & GM	2020	121,000	0	0	121,000
	2019	121,000	0	15,000	136,000

_____________

(1)	Salary for services as an executive officer. No compensation for services as a director
(2)	Valuation of Stock and Option awards are based on the issuance details listed in Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2020.

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Outstanding Equity Awards at Fiscal Year-end –

Name	Number of securities underlying unexercised options	Number of securities underlying unexercised options	Option exercise price	Option expiration date
	(#)	(#)	($)
	exercisable	un-exercisable

Neil Chan, CEO	1,000,000	0	$0.19	21-Sep-20
	500,000	0	$0.13	11-May22
	500,000	250,000	$0.04	15-May-24

Abel Sierra, VP&GM	150,000	0	$0.16	1-Nov-20
	150,000	0	$0.13	11-May22
	250,000	125,000	$0.04	15-May-24

The Company currently has 375,000 unearned or unvested stock awards, or equity incentive plan awards of either options or stock.

Director Compensation 1

Name and principal position	Year	Salary ($)	Stock awards ($)	Option awards ($)	Total ($)
Robert Nealon	2019	0	0	0	0
Jackie Kimzey	2019	0	0	0	0
Mark Wells	2019	0	0	0	0

1 Provides information on Directors not serving as executive officers only. Compensation for directors also servicing as executive officers is listed in the summary compensation table at the beginning of this Item.

Discussion of Executive and Director Compensation

Compensation of Directors

Directors received no compensation in 2020. Directors with the exception of the CEO were paid in stock equivalent to $25,000 retainer in 2018. In 2013, Robert Nealon, Director and Chairman of the Board, was awarded 150,000 stock options, all of which vested in 2013 and none of which were exercised. In 2015, Mr. Nealon was awarded 250,000 stock options, all of which vested in 2015 and none of which were exercised. Mr. Nealon has 250,000 options expiring on December 31, 2020.

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Compensation of Executives

The CEO, Neil Chan who is also a director of the Company earned a salary of $138,000 in 2020, same as 2021. In 2013, the CEO, was granted 825,000 stock options, all of which vested in 2013, and 769,444 of which were exercised, leaving 55,556 vested and unexercised as of December 31, 2014. In 2015, Mr. Chan was granted a further 1,000,000 stock options all of which vested in 2015 and 55,556 options were exercised in January 2016. In 2017, Mr. Chan was granted another 500,000 stock options. In 2019, Mr. Chan was granted another 1,000,000 stock options, resulting in a total of 2,500,000 options as of December 31, 2019.

Mr. Abel Sierra, VP and General Manager, is paid $121,000 per annum excluding sales commissions. Mr. Sierra was granted 500,000 stock options during 2019. Mr. Sierra has a total of 800,000 stock options unexercised as of December 31, 2019.

There are currently no long-term incentive plans or pension plans for directors or officers of the Company.

The Company does provide indemnity insurance coverage for directors and officers of the Company. Presently assessing alternative coverage.

Compensation Committee Interlocks and Insider Participation

The Company has no compensation committee. The Board of Directors as a whole acts in the capacity of a compensation committee. All executive officers of the Company are also directors of the Company and as such were and are able to vote on matters of compensation. Though the Company is not legally obligated to establish a compensation committee, we may do so when deemed advisable by the board.

Compensation Committee Report

As a smaller reporting company, the Company is not required to report the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and as such there was no review or recommendation as to its inclusion in this report.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the ownership of our Common Stock, as of December 31, 2020 unless otherwise indicated in the footnotes to the table, by (i) all persons known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors and director nominees, (iii) our principal executive officer and our other executive officers who were serving as such at the end of Fiscal 2020 (each, a “named executive officer”), and (iv) all of our directors, director nominees and executive officers as a group. We know of no agreements among our stockholders that relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of us.

Beneficial ownership is determined in accordance with applicable SEC rules and generally reflects sole or shared voting or investment power over securities. Under these rules, a person is deemed to be the beneficial owner of securities that the person has the right to acquire as of or within 60 days after December 31, 2020, upon the exercise of outstanding stock options or warrants, the conversion of outstanding convertible notes, or the exercise or conversion of any other derivative securities affording the person the right to acquire shares of our Common Stock. As a result, each person’s percentage ownership set forth in the table below is determined by assuming that all outstanding stock options, warrants or other derivative securities held by such person that are exercisable or convertible as of or within 60 days after December 31, 2020, have been exercised or converted. Except in cases where community property laws apply or as indicated in the footnotes to the table, we believe that each person identified in the table below possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such person. All ownership percentages in the table are based on 1,445,572,758 shares of our Common Stock outstanding as of December 21, 2021.

40

	Shares Beneficially
	Owned
Name and Address of Beneficial Owner:	Number	Percent
5% Stockholders:

Directors and Executive Officers:
Robert Friedman	32,645,833	2.2%
Neil Chan(2)	34,120,005	2.4%
Abel Sierra(3)	15,408,170	1.0%
Robert Nealon(4)	3,316,667	*
Mark Wells	960,785	*
All executive officers and directors as a group (5 persons)	86,451,460	6%

_________

*	Represents beneficial ownership of less than 1%.
(1)	not used
(2)

Represents 1,500,000 shares of Common Stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after December 31, 2020, and 32,620,005 outstanding shares of Common Stock.

(3)

Represents 650,000 shares of Common Stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after December 31, 2020, and 14,758,170 outstanding shares of Common Stock.

(4)

Represents 400,000 shares of Common Stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after December 31, 2020, and 2,916,667 outstanding shares of Common Stock.

(5)	not used

DESCRIPTION OF SECURITIES TO BE REGISTERED

This description of our securities is a summary only of certain provisions contained in our Articles of Incorporation and is qualified in its entirety by reference to the complete terms contained therein.

General

The following description of the capital stock of the Company and certain provisions of the Company’s Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Company’s Articles of Incorporation authorize the issuance of 1,750,000,000 shares of Common Stock, with a par value of $0.001. The stockholders: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking funds applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of December 21, 2021, the Company had 1,445,572,758 shares of Common Stock outstanding.

Non-Cumulative Voting.

IGEN Networks’ stockholders do not have cumulative voting rights, which means that the stockholders which hold more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the stockholders of the remaining shares will not be able to elect any of the Company’s directors.

41

Common Stock

The holders of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.

Transfer Agent

We have designated as our transfer agent VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors, officers and persons acting at our request as an officer or director, will be indemnified by us to the fullest extent authorized by the general corporate laws of Nevada. This indemnification applies to all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if:

●	Such person acted in good faith with a view to our best interests; and

●	in the case of a monetary penalty in connection with a criminal or administrative action or proceeding, such person had reasonable grounds to believe that his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our Company under the provisions described above, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Witherspoon Brajcich McPhee, PLLC, 601 W. Main Avenue, Suite 714, WA 98020, has acted as our counsel.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2020 and 2019 appearing in this Prospectus, have been audited by Hall & Company (2019) and Macias Gini & O’Connell LLP (“Marcias Gini”), Irvine, CA (2020). Their reports are given upon their authority as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus was hired on a contingent basis, will receive a direct or indirect interest in IGEN or has acted or will act as a promoter, underwriter, voting trustee, director, officer, or employee of our Company.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is part of a registration statement that we filed with the SEC in accordance with its rules and regulations. This Prospectus does not contain all the information in the registration statement. For further information regarding both our Company and the securities in this Offering, we refer you to the registration statement, including all exhibits and schedules. You may inspect our registration statement, without charge, at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You also may request a copy of the registration statement and these filings by contacting us electronically at www.fearlessent.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and required to file annual, quarterly and current reports and other information with the SEC. These reports and other information may also be inspected and copied at the SEC’s public reference facilities or its web site.

42

IGEN Networks Corp.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of IGEN Networks Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of IGEN Networks Corp. and subsidiary (the “Company”) as of December 31, 2020, the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-1

Revenue Recognition

Description of the Matter

As described in Note 2 to the financial statements, the Company recognizes revenue in accordance with Accounting Standards Codification 606, Revenues from Contracts with Customers (“ASC 606”). In applying ASC 606 to the Company’s customer contracts, there is significant judgement regarding the identification of the performance obligations, and in particular as it relates to whether hardware is a separate performance obligation or part of the performance obligation that relates to tracking services. In addition, there is also judgement as to the period of the time that revenue should be recognized for certain performance obligations, and for certain transactions there is judgement as to whether a single contract is a single contract with two performance obligations or in substance two separate contracts for accounting purposes. These matters require significant judgement and ultimately affect the timing of revenue recognition, and as a result, we identified revenue recognition as a critical audit matter.

How We Addressed the Matter in Our Audit

To address the above matters relating to revenue recognition, our audit procedures included reviewing management’s detailed evaluation of the application of ASC 606 as it applies to its various types of customer contracts and verifying that the evaluation properly considered the guidance in ASC 606. Further, our procedures also included reviewing customer contracts, testing the details of a number of transactions, and performing other procedures to verify the appropriateness of the Company’s application of ASC 606.

Valuation of derivative liabilities

Description of the Matter

As described in Note 2 to the financial statements, the Company has determined that the conversion features of certain debt and equity instruments it holds should be accounted for as derivatives. The accounting for these derivative liabilities require that they be recorded at fair value and that the fair value is remeasured at the end of each reporting period with the change in the fair value being a charge or credit to earnings. In determining the fair value of these derivatives, the Company uses a multi-nominal lattice model which requires a number of assumptions as inputs, including expected volatility, risk-free rate and expected life. Considering there is judgement as to the appropriateness of the model used and that there is judgement regarding the assumptions that are significant to the model, we identified the valuation of derivative liabilities as critical audit matter.

How We Addressed the Matter in Our Audit

To test the valuation of the derivative liabilities, our audit procedures included, among others, reviewing the terms of the underlying instruments, evaluating the methodologies used in the valuation model and testing the significant assumptions. For example, we tested the reasonableness of the Company’s conversion terms and compared the forecasted volatility of the Company’s common stock price to its historical volatility. We also assessed the completeness and accuracy of the underlying data. We involved our valuation specialist to assist in our evaluation of the significant assumptions and methodologies used by the Company. We have also evaluated the Company financial statement disclosures related to these matters included in Note 7 to the Consolidated Financial Statements.

/s/ Macias Gini & O’Connell LLP

We have served as the Company’s auditor since 2019.

Irvine, CA

March 31, 2021

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of IGEN Networks Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of IGEN Networks Corp. and subsidiary (the “Company”) as of December 31, 2019, the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Hall & Company

We have served as the Company’s auditor since 2019

Irvine, CA

May 28, 2020

F-3

IGEN NETWORKS CORP.

Consolidated Balance Sheets

(Expressed in U.S. dollars)

	December 31, 2020	December 31, 2019

Assets

Current Assets
Cash	$26,731	$-
Accounts and other receivables, net	34,830	18,136
Inventory	20,456	4,334
Prepaid expenses and deposits	-	4,013
Total Current Assets	82,017	26,483

Goodwill	505,508	505,508
Total Assets	$587,525	$531,991

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$846,736	$983,358
Current portion of deferred revenue, net of contract assets	96,792	207,566
Notes payable, current portion	5,943	-
Convertible debentures, current portion, net of discount of $22,645 and $55,708, respectively	14,580	2,698
Derivative liabilities	189,775	92,322
Total Current Liabilities	1,153,826	1,285,944

Notes payable, net of current portion	207,219	-
Convertible debentures, net of current portion, net of discount of $141,536 and $287,689, respectively	55,570	18,423
Deferred revenue, net of contract assets and current portion	42,020	54,899
Total Liabilities	1,458,635	1,359,266

Commitments and Contingencies

Redeemable convertible preferred stock – Series A:
Authorized – 1,250,000 shares with $0.001 par value, 186,450 shares and 160,600 shares issued and outstanding as of December 31, 2020 and 2019, respectively, aggregate liquidation preference of $190,194 and $167,515 as of December 31, 2020 and 2019, respectively, and net of discount of $101,104 and $121,931 as of December 31, 2020 and 2019, respectively	51,907	31,927

Stockholders’ Deficit
Series B preferred stock – Authorized – 1,000,000 shares with $0.001 par value, issued and outstanding – 1,000,000 and 0 shares, as of December 31, 2020 and 2019, respectively	1,000	-
Common stock: Authorized – 1,490,000,000 shares with $0.001 par value issued and outstanding – 1,192,192,158 and 74,242,196 shares as of December 31, 2020 and 2019, respectively	1,192,192	74,242
Additional paid-in capital	13,068,978	10,697,216
Accumulated deficit	(15,185,187)	(11,630,660)
Total Stockholders’ Deficit	(923,017)	(859,202)
Total Liabilities and Stockholders’ Deficit	$587,525	$531,991

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

IGEN NETWORKS CORP.

Consolidated Statements of Operations

(Expressed in U.S. dollars)

	Years ended December 31,
	2020	2019

Revenues:
Sales, services	$355,690	$698,693
Sales, other	12,317	25,126
Total Revenues	368,007	723,819
Cost of goods sold	271,363	516,057
Gross Profit	96,644	207,762

Expenses:
Selling, general and administrative expenses	448,857	484,271
Payroll and related	190,601	332,102
Management and consulting fees	154,077	197,391
Stock-based director expense	277,543	-
Total Expenses	1,071,078	1,013,764
Loss Before Other Income (Expense)	(974,434)	(806,002)
Other Income (Expense):
Accretion of discounts on convertible debentures	(134,263)	(212,982)
Change in fair value of derivative liabilities	(1,079,355)	572,954
Loss on extinguishment of debt, net	(209,009)	(23,324)
Interest expense	(242,411)	(9,719)
Total Other Income (Expense), net	(1,665,038)	326,929
Net Loss before Provision for Income Taxes	(2,639,472)	(479,073)
Provision for Income Taxes	-	-
Net Loss	(2,639,472)	(479,073)
Increase in value of warrants	(370,726)	-
Accrued and deemed dividend on redeemable convertible preferred stock	(544,329)	(102,087)
Net loss attributable to common stockholders	(3,554,527)	(581,160)
Basic and Diluted Loss per Common Share	$(0.00)	$(0.01)
Weighted Average Number of Common Shares Outstanding	786,228,507	68,619,041

(The accompanying notes are an integral part of these consolidated financial statements)

F-5

IGEN NETWORKS CORP.

Consolidated Statements of Redeemable Convertible Preferred stock and Stockholders’ Deficit

(Expressed in U.S. dollars)

	Redeemable Series A Convertible Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, January 1, 2019	-	$-	-	$-	66,714,970	$66,715	$10,426,245	$(11,049,499)	$(556,539)

Stock-based compensation	-	-	-	-	150,000	150	51,061	-	51,211

Common stock issued for cash	-	-	-	-	4,000,000	4,000	131,000	-	135,000

Common stock issued in connection with debenture issuance	-	-	-	-	100,000	100	4,900	-	5,000

Common stock issued for debenture conversion, including related fees	-	-	-	-	300,000	300	6,865	-	7,165

Series A preferred stock issued for cash, net of costs and discounts	202,600	23,400	-	-	-	-	-	-	-

Accrued dividends and accretion of conversion feature on Series A preferred stock	-	46,620	-	-	-	-	-	(46,620)	(46,620)

Deemed dividends related to conversion feature of Series A preferred stock	-	-	-	-	-	-	-	(55,468)	(55,468)

Common stock issued for Series A preferred stock conversions	(42,000)	(38,093)	-	-	2,977,226	2,977	77,145	-	80,122

Net loss	-	-	-	-	-	-	-	(479,073)	(479,073)

Balance, December 31, 2019	160,600	31,927	-	-	74,242,196	74,242	10,697,216	(11,630,660)	(859,202)

Shares of Series A preferred stock for cash, net of costs and discounts	333,850	46,544	-	-	-	-	-	(262,888)	(262,888)

Conversion of Series A preferred shares to common stock	(308,000)	(105,984)	-	-	272,256,929	272,257	375,872	(202,021)	446,108

Issuance of Series B preferred stock	-	-	1,000,000	1,000	-	-	276,543	-	277,543

Accrued dividends on Series A preferred stock	-	79,420	-	-	-	-	-	(79,420)	(79,420)

Shares of common stock issued for cash	-	-	-	-	44,803,645	44,804	158,169	-	202,973

Shares of common stock issued for conversion of convertible note, including fees	-	-	-	-	659,021,898	659,022	1,235,541	-	1,894,563

Stock-based compensation	-	-	-	-	-	-	14,906	-	14,906

Cashless exercise of warrants	-	-	-	-	105,038,690	105,038	(105,038)	-	-

Increase in fair value of warrants	-	-	-	-	-	-	370,726	(370,726)	-

Issuance of common stock for conversion of payables	-	-	-	-	26,828,800	26,829	40,243	-	67,072

Issuance of common stock for commitment fee on equity line	-	-	-	-	8,000,000	8,000	(8,000)	-	-

Issuance of common stock for commitment fee on inventory note	-	-	-	-	2,000,000	2,000	12,800	-	14,800

Net loss	-	-	-	-	-	-	-	(2,639,472)	(2,639,472)

Balance, Dec 31, 2020	186,450	$51,907	1,000,000	$1,000	1,192,192,158	$1,192,192	$13,068,978	$(15,185,187)	$(923,017)

(The accompanying notes are an integral part of these consolidated financial statements)

F-6

IGEN NETWORKS CORP.

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

	Years ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(2,639,472)	$(479,073)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discounts on convertible debentures and preferred stock	134,263	212,982
Bad debts	-	13,835
Change in fair value of derivative liabilities	1,079,355	(572,954)
Interest charge for derivative liabilities in excess of face amount of debt	164,310	-
Loss on settlement of debt	209,009	23,324
Shares issued for services	-	6,000
Stock-based compensation	292,449	64,712

Changes in operating assets and liabilities:
Accounts and other receivables	(16,694)	(7,418)
Inventory	(16,122)	32,360
Prepaid expenses and deposits	-	4,484
Restricted cash	-	-
Accounts payable and accrued liabilities	42,294	176,142
Deferred revenue, net	(123,653)	(131,967)
Net Cash Used in Operating Activities	(874,261)	(657,573)

Cash Flows from Financing Activities
Proceeds from issuance of preferred stock, net of offering costs	303,070	175,000
Proceeds from notes payable	406,449
Repayment of notes payable	(50,000)	-
Proceeds from convertible debentures, net of offering costs	38,500	290,750
Proceeds from issuance of common stock	202,973	135,000
Net Cash Provided by Financing Activities	900,992	600,750

Change in Cash	26,731	(56,823)
Cash, Beginning of Year	-	56,823
Cash, End of Year	$26,731	$-

Supplemental Disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash Investing and Financing Activities:
Conversion of notes payable and accrued interest:
Fair value of common shares issued	$1,895,562	$-
Derecognition of notes payable and accrued interest	$(372,454)	$-
Derecognition of unamortized discount	$229,322	$-
Derecognition of derivative liabilities	$(1,448,326)	$-
Conversion of preferred stock:
Fair value of common stock issued	$648,129	$-
Derecognition of preferred stock	$(376,325)	$92,287
Derecognition of unamortized discount	$259,971	$-
Derecognition of derivative liabilities	$(286,782)	$-
Deemed divided	$(215,039)	$102,088
Discount related to issuance of preferred stock	$256,526	$690,398
Deemed dividends on preferred stock (excluding conversions)	$(262,901)	$(219,767)
Cashless exercise of warrants	$105,038	$-
Original issue discount on convertible debt	$-	$68,250
Increase in value of warrants	$370,726	$-
Conversion of accrued liabilities with issuance of common stock	$67,073	$-
Issuance of common shares for commitment fee on equity line	$8,000	$-
Discount for issuance of convertible debt	$184,841	$-
Reclassification of security deposit to accounts payable	$4,013	$-

(The accompanying notes are an integral part of these consolidated financial statements)

F-7

IGEN NETWORKS CORP.

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

(Expressed in U.S. dollars)

1. Organization and Description of Business

IGEN Networks Corp. (“IGEN”, the “Company”, “we”, “our”) was incorporated in the State of Nevada on November 14, 2006, under the name of Nurse Solutions Inc. On September 19, 2008, the Company changed its name to Sync2 Entertainment Corporation and traded under the symbol SYTO. On September 15, 2008, the Company became a reporting issuer in British Columbia, Canada. On May 26, 2009, the Company changed its name to IGEN Networks Corp. On March 25, 2015, the Company was listed on the Canadian Securities Exchange (CSE) under the trading symbol IGN and the Company became a reporting Venture Issuer in British Columbia and Ontario, Canada.

The Company’s principal business is the development and marketing of software services for the automotive industry. The Company works with wireless carriers, hardware suppliers and software developers to provide direct and secure access to information on the vehicle and the driver’s behavior. The software services are delivered from the AWS Cloud to the consumer and their families over the wireless networks and accessed from any mobile or desktop device. The software services are marketed to automotive dealers, financial institutions, and direct-to-consumer through various commercial and consumer brands.

Going Concern

The consolidated financial statements as of and for the year ended December 31, 2020 have been prepared assuming that the Company will continue as a going concern. The Company has experienced recurring losses from operations and has negative operating cash flows since inception, has a working capital deficit of $1,071,809 and an accumulated deficit of $15,185,157 as of December 31, 2020, and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the Company plans to achieve profitable operations through the increase in revenue base and successfully growing its operations organically or through acquisitions. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies

Basic of Presentation and Consolidation

These consolidated financial statements and related notes include the records of the Company and the Company’s wholly-owned subsidiary, Nimbo Tracking LLC, which is based in the USA.

All intercompany transactions and balances have been eliminated. These consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), are expressed in U.S. dollars, and, in management’s opinion, have been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, valuation of inventory, the useful life and recoverability of equipment, impairment of goodwill, valuation of notes payable and convertible debentures, fair value of stock-based compensation and derivative liabilities, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less at the time of acquisition to be cash equivalents.

F-8

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer’s willingness or ability to pay, the Company’s compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due. We do not charge interest on past due balances. The Company writes off trade receivables when all reasonable collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the consolidated statements of operations. As of December 31, 2020 and 2019, the allowance for doubtful accounts was approximately $22,000 and $21,000, respectively.

Inventory

Inventory consists of vehicle tracking and recovery devices and is comprised entirely of finished goods that can be resold. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) basis. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs. There was no provision for inventory recorded during the years ended December 31, 2020 and 2019.

Equipment

Office equipment, computer equipment, and software are recorded at cost. Depreciation is provided annually at rates and methods over their estimated useful lives. Management reviews the estimates of useful lives of the assets every year and adjusts them on prospective basis, if needed. All equipment was fully depreciated as of December 31, 2020 and 2019. For purposes of computing depreciation, the method of depreciating equipment is as follows:

Computer equipment	3 years straight-line
Office equipment	5 years straight-line
Software	3 years straight-line

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually on December 31 of each year or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

Goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value.

The Company has only one reporting unit. Therefore, all of the Company’s goodwill relates to that reporting unit, and at December 31, 2020 and 2019, the carrying value for that reporting unit is negative.

Impairment of Long-lived Assets

The Company reviews long-lived assets, such as equipment, for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. If the total of the estimated undiscounted future cash flows is less than the carrying value of the asset, an impairment loss is recognized for the excess of the carrying value over the fair value of the asset during the year the impairment occurs.

F-9

Fair Value Measurements and Financial Instruments

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” the Company is to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

See Note 7 for fair value measurement information related to the Company’s derivative liabilities.

The fair values of cash and cash equivalents, accounts and other receivables, restricted cash, and accounts payable and accrued liabilities, approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The fair value of cash is determined based on “Level 1” inputs and the fair value of derivative liabilities is determined based on “Level 3” inputs. The recorded values of notes payable, approximate their current fair values because of their nature and respective maturity dates or durations. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility to these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Financial instruments that potentially subject the Company to concentrations of credit risk consists of cash and accounts receivable. The Company places its cash and cash equivalents in what it believes to be credit-worthy financial institutions.

Revenue Recognition and Deferred Revenue

We recognize revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, using the five-step model, including (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue in accordance with U.S. GAAP. Title and risk of loss generally pass to our customers upon delivery, as we have insurance for lost shipments. In limited circumstances where either title or risk of loss pass upon destination or acceptance or when collection is not reasonably assured, we defer revenue recognition until such events occur. We derive substantially all our revenues from the sale of products and services combined into one performance obligation. Product revenue includes the shipment of product according to the agreement with our customers. Service revenue include vehicle tracking services and customer support (technical support), installations and consulting. A contract usually includes both product and services. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. Performance obligations include, but are not limited to, pass-thru harnesses and vehicle tracking services. Almost all of our revenues are derived from customers located in United States of America in the auto industry. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. Standalone selling prices are typically estimated based on observable transactions when these services are not sold on a standalone basis. At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Revenue is recognized when our performance obligation has been met. The Company has insignificant revenues related to product sales. For these revenues, the Company considers control to have transferred upon delivery because the Company has a present right to payment at that time, the Company has transferred use of the asset, and the customer is able to direct the use of, and obtain substantially all of the remaining benefits from, the asset. For arrangements under which the Company provides vehicle tracking services, which account for the substantial portion of the Company’s revenues, the Company satisfies its performance obligations as those services are performed whereby the customer simultaneously receives and consumes the benefits of such services under the agreement. Revenues are recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

F-10

The Company provides product warranties with varying lengths of time and terms. The product warranties are considered to be assurance-type in nature and do not cover anything beyond ensuring that the product is functioning as intended. Based on the guidance in ASC 606, assurance-type warranties do not represent separate performance obligations. The Company has historically experienced a low rate of product returns under the warranty program.

Management assesses the business environment, customers’ financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured.

Revenue relating to the sale of service fees on its vehicle tracking and recovery services is recognized over the life of the contact. The service renewal fees are offered in terms ranging from 12 to 36 months and are generally payable upon delivery of the vehicle tracking devices or in full upon renewal.

Deferred revenues are recorded net of contract assets when cash payments are received from customers in advance of the Company’s performance. Contract assets represent the costs of (1) commission costs, (2) installation costs, and (3) the underlying hardware to enable the Company to perform on its contracts with customers and are amortized using the same method and term as deferred revenues. As of December 31, 2020 and 2019, deferred revenues, net of contract assets totaled $138,812 and $262,465, respectively, and contract assets totaled $66,022 and $143,088, respectively. Any revenue that has been deferred and is expected to be recognized beyond one year is classified as deferred revenue, net of current portion.

During the year ended December 31, 2020, the Company recorded additions to deferred revenues of $152,828 and recognized total revenues of $353,547 through the amortization of deferred revenues. During the year ended December 31, 2020, the Company recognized revenues of $303,406 related to deferred revenues outstanding as of December 31, 2019 as the services were performed.

Financing Costs and Debt Discount

Financing costs and debt discounts are recorded net of notes payable and convertible debentures in the consolidated balance sheets. Amortization of financing costs and the debt discounts is calculated using the effective interest method over the term of the debt and is recorded as interest expense in the consolidated statements of operations.

Income Taxes

Deferred income taxes are provided on the asset and liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-based Compensation

The Company accounts for stock-based payments in accordance with stock-based payment accounting guidance which requires all stock-based payments to be recognized based upon their fair values. The fair value of stock-based awards is estimated at the grant date using the Black-Scholes Option Pricing Model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period. The determination of fair value using the Black-Scholes Option Pricing Model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors. The Company accounts for forfeitures of unvested awards as they occur.

F-11

Derivative Financial Instruments

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide us a choice of net cash settlement or settlement in our own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC Topic 815-40 “Contracts in Entity’s Own Equity.” The Company classifies as assets or liabilities any contracts (including embedded conversion features) that require net-cash settlement including a requirement to net cash settle the contract if an event occurs and if that event is outside our control or give the counterparty a choice of net-cash settlement or settlement in shares. The Company assesses classification of its derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

Loss Per Share

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted earnings per share give effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible debentures, using the if-converted method. In computing diluted earnings (loss) per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted earnings (loss) per share exclude all potentially issuable shares if their effect is anti-dilutive. Because the effect of conversion of the Company’s dilutive securities is anti-dilutive, diluted loss per share is the same as basic loss per share for the periods presented. As of December 31, 2020 and 2019, the Company has 262,930,295 and 68,247,452 potentially dilutive shares outstanding, respectively.

Recent Accounting Pronouncement

In August 2020, the FASB issued ASU 2020-06, ”Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815 - 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

3. Accounts and Other Receivables

	December 31, 2020	December 31, 2019
Trade accounts receivable	$57,298	$39,398
Allowance for doubtful accounts	(22,468)	(21,262)
	$34,830	$18,136

4. Goodwill

As of December 31, 2020 and 2019, the Company had goodwill of $505,508 related to the acquisition of Nimbo Tracking, LLC.

F-12

5. Accounts Payable and Accrued Liabilities

	December 31, 2020	December 31, 2019
Trade accounts payable	$686,222	$744,716
Accrued liabilities	19,349	44,162
Accrued interest payable	19,064	19,064
Payroll and commissions payable	32,101	85,416
Unrecognized tax position	90,000	90,000
	$846,736	$983,358

6. Convertible Debentures and Notes Payable

On May 17, 2019, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Crown Bridge Partners, LLC (the “Holder”) for a total principal amount of up to $150,000 with cash proceeds of up to $124,500, resulting in an original issue discount of up to $25,500. The Promissory Note bears interest at 7% per annum (with the understanding that the first 12 months of interest of each tranche will be guaranteed). The maturity date is 18 months from the effective date of each payment.

The Conversion Price, as defined in the agreement, is the lesser of (i) the lowest Trading Price (as defined below) during the previous 25 trading day period ending on the latest complete trading day prior to the date of this Promissory Note or (ii) the Variable Conversion Price (as defined below). The Variable Conversion Price means the lowest one Trading Price (as defined below) for the common stock during the 25 Trading Day period ending on the last complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the lesser of the (i) lowest traded price and (ii) lowest closing bid price. Based on the Company’s examination of the conversion feature and the relative accounting guidance, the Company has determined that the conversion feature should be treated as a derivative liability for accounting purposes.

Additionally, if at any time while the Promissory Note is outstanding, the Conversion Price is equal to or lower than $0.025, then an additional $10,000 will be automatically added to the principal balance of each tranche funded under the Note. During the quarter ended June 30, 2019, $10,000 was added to the principal balance for the first tranche.

In connection with the Promissory Note, the Company also entered into a Securities Purchase Agreement with the Holder which states that the Company will also issue to the Holder a warrant to purchase an amount of shares of its common stock equal to 50% of the face value of each respective tranche divided by $0.10 (for illustrative purposes, the first tranche face value is equal to $50,000, which resulted in the issuance of a warrant to purchase 250,000 shares of the Company’s common stock).

Per the terms of the Common Stock Purchase Warrant agreement, on May 17, 2019, the Company issued a warrant to purchase 250,000 shares of common stock with an Exercise Price of $0.10 subject to adjustment (standard anti-dilution features). The agreement contains a down-round provision that automatically resets the exercise price of the warrant to a new exercise price that is equal to the per share price of common stock subsequently issued (including conversions of debt and preferred stock). Upon the lowing of the exercise price, the number of warrants will be increased such that the total proceeds upon exercise is the same amount (see Note 7). If the Market Price of one shares of common stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to cashless exercise, in lieu of cash exercise, per a defined formula in the agreement.

During the quarter ended June 30, 2019, the Company received $40,000 in net cash proceeds, after paying $1,500 of direct funding costs. The related principal amount due for the first tranche (“First Tranche”) was $50,000. For the first tranche, using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be $100,000 and recorded a related derivative liability. Related to the derivative liability, the bonus interest, and the direct financing costs, the Company recorded a full debt discount of $60,000 for the Promissory Note, which is being amortized to interest expense over the term of the Promissory Note using the effective interest method and an additional $50,000 directly to interest expense.

F-13

On December 9, 2019, the Holder converted a portion of the Promissory Note into shares of common stock. The Holder received 300,000 shares of common stock for the conversion of principal, accrued interest, and fees totaling $7,165.

During the quarter ended September 30, 2019, the Company received an aggregate of $213,250 in net cash proceeds, after paying $6,750 of direct funding costs, from three note holders under the same terms as the Promissory Note. The related principal amount due for the convertible debt instruments entered into during the quarter ended September 30, 2019 was $255,000. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion features to be approximately $354,000 and recorded the related derivative liabilities. Related to the derivative liabilities, the bonus interest, and the direct financing costs, the Company recorded full debt discounts totaling approximately $255,000 for the notes which is being amortized to interest expense over the term of the notes using the effective interest method and an additional approximately $106,000 directly to interest expense. As the Conversion Price fell below $0.025 per share, during the quarter ended September 30, 2019, $10,000 was added to the principal balance on one of the notes (per the terms of that note).

Related to the notes issued during the quarter ended September 30, 2019, the Company issued warrants to purchase a total of 525,000 shares of common stock with an Exercise Price of $0.10 subject to adjustment (standard anti-dilution features). If the Market Price of one shares of common stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to cashless exercise, in lieu of cash exercise, per a defined formula in the agreement.

On October 1, 2019, the Company received $37,500 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $44,000. In connection with the note, the Company issued 100,000 shares of common stock, which were valued at the market price on the date of issuance of $0.05 per share. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $29,000 and recorded a related derivative liability. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $41,000 for the note, which is being amortized to interest expense over the term of the note using the effective interest method.

On June 19, 2020, the Company received $19,250 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $25,000 and the note matures on December 19, 2021. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $142,000 and recorded a related derivative liability for that amount and a charge to interest expense of approximately $122,000. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $25,000 for the note, which is being amortized to interest expense over the term of the note using the effective interest method.

On July 10, 2020, the Company received $19,250 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $25,000 and the note matures on January 10, 2022. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $61,000 and recorded a related derivative liability for that amount and a charge to interest expense of approximately $42,000. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $25,000 for the note, which is being amortized to interest expense over the term of the note using the effective interest method.

On November 2, 2020, the Company received $146,500 in net cash proceeds from a note holder under an Inventory Financing Promissory Note. The related principal amount due for the convertible debt instrument was $168,000. The note bears interest at 12% per annum and matures on May 2, 2022. Principal and accrued interest are convertible into common stock at a variable conversion price, which is 80% of the average two lowest traded prices for common stock during a 10-day trading period prior to conversion. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $99,000 and recorded a related derivative liability for that amount. The Company also issued 2,000,000 shares of common stock to the note holder as additional compensation. The value of the shares, $14,800. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling approximately $135,000 for the note, which is being amortized to interest expense over the term of the note using the effective interest method.

F-14

During the year ended December 31, 2020, the holders of the convertible notes converted a total of $379,203 of principal, interest and fees for a total of 659,021,898 shares of common stock. Related to these conversions during the year ended December 31, 2020, the Company recorded a reduction of the associated derivative liability for the conversion features of $1,448,326 and a reduction of the debt discount of $229,322 as components of the loss on settlement of debt. During the year ended December 31, 2020, the Company recorded $134,263 of interest expense related to the amortization of the debt discounts.

During the three months ended March 31, 2020 the Company borrowed $50,000 from a shareholder under the terms of a note payable bearing interest of 8% per annum. The note was repaid with interest (totaling $922) during the three months ended March 31, 2020.

On May 4, 2020, the Company entered into a Paycheck Protection Program (“PPP”) Loan with a principal amount of $59,949 through a financial institution under the PPP administered by the SBA and established as part of the CARES Act. The PPP Loan bears interest at 1.0% per annum and matures on May 4, 2022 with the first six months of interest and principal payments deferred. The amount borrowed under the PPP Loan is guaranteed by the U.S. Small Business Administration (“SBA”) and is eligible for forgiveness in an amount equal to the sum of the eligible costs, including payroll, benefits, rent and utilities, incurred by the Company during the 24-week period beginning on the date the Company received the proceeds. The PPP Loan contains customary events of default, and the occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Loan.

On July 7, 2020, the Company entered into a secured disaster loan with the SBA with a principal amount of $150,000. The SBA loan bears interest at 3.75% per annum and matures in July 2050. The Company is required to make monthly principal and interest payments of $731 beginning in July 2021.

As of December 31, 2020 long-term debt matures as follows:

Year Ending	Notes Payable	Convertible Notes	Total
2021	$5,943	$37,224	$43,167
2022	32,940	197,106	230,036
2023	28,951	-	28,951
2024	3,296	-	3,296
2025	3,422	-	3,422
Thereafter	138,620	-	138,620

	$213,162	$234,330	$447,492

7. Derivative Liabilities

During the years ended December 31, 2020 and 2019, the Company had outstanding convertible debentures with variable exercise prices based on market rates (see Note 6) and convertible series A preferred stock with variable exercise prices based on market rates (see Note 9). The Company records the fair value of the conversion features with variable exercise prices based on future market rates in accordance with ASC 815. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in the consolidated statements of operations. The Company uses a multi-nominal lattice model to fair value the derivative liabilities. The following inputs and assumptions were used to value the conversion features outstanding during the years ended December 31, 2020 and 2019, assuming no expected dividends:

F-15

	2020	2019
Expected volatility	271-322%	219% - 264%
Risk free interest rate	0.3-1.41%	1.55% - 2.34%
Expected life (in years)	0.5-1.5	0.8 – 1.5

The following table presents the Company’s embedded conversion features of its convertible debt and preferred stock measured at fair value on a recurring basis as of December 31, 2020 and 2019.

	Level 3 Carrying Value as of December 31, 2020	Level 3 Carrying Value as of December 31, 2019
Derivative liabilities:
Embedded conversion feature – convertible debt	$97,024	$87,571
Embedded conversion feature – preferred stock	92,751	4,751
	$189,775	$92,322

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	For The Year Ended December 31, 2020	For The Year Ended December 31, 2019
Embedded Conversion Features – Debt Instruments
Balances, as of the beginning of the year	$87,571	$-
Derivative liabilities recorded upon issuance of debt instruments	301,351	483,331
Extinguishment due to conversion of debt instruments	(1,448,326)	(3,055)
Net changes in fair value included in net loss	1,156,428	(392,705)
Ending balance	$97,024	$87,571

Embedded Conversion Features – Preferred Stock
Balances, as of the beginning of the year	$4,751	$-
Derivative liabilities recorded upon issuance of preferred stock	519,427	207,067
Extinguishment due to conversion of preferred stock	(340,234)	(22,067)
Net changes in fair value included in net loss	(91,193)	(180,249)
Ending balance	$92,751	$4,751

Total ending balance	$189,775	$92,322

F-16

8. Related Party Transactions

(a)

During the years ended December 31, 2020 and 2019, the Company incurred approximately $142,000 and $143,000, respectively, in management and consulting fees with an officer and an entity controlled by him. As of December 31, 2020 and 2019, the Company owed approximately $9,000 and $145,000, respectively, to directors and officers and a company controlled by a director, which is included in accounts payable and accrued liabilities. The amounts owed are unsecured, non-interest bearing, and due on demand.

(b)

During the years ended December 31, 2020 and 2019, the Company incurred approximately $64,000 and $120,000, respectively, in purchases of hardware from a vendor controlled by a director of the Company. As of December 31, 2020 and 2019, the amounts owed to this related-party vendor were approximately $12,000 and $45,000 respectively.

(c)	During the year ended December 31, 2020, the Company issued 26,828,800 shares of Common Stock for the conversion of $67,073 of accrued expenses owed to the CEO and VP of Operations.

9. Redeemable Preferred Stock and Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $0.001 per share. The Company has designated 1,250,000 of these shares as Series A Convertible Preferred Stock (“Series A Preferred Stock”).

On April 9, 2019 and separately on June 11, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor and issued 86,000 shares for net proceeds of $75,000 (after deducting $3,000 of direct legal costs) and on June 11, 2019, the Company issued 58,300 shares for net proceeds of $50,000 (after $3,000 deduction of direct legal costs).

On September 17, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. The Company issued 58,300 shares of net proceeds of $50,000 (after $3,000 deduction of direct legal costs).

During the year ended December 31, 2020, the Company entered into a Series A Preferred Stock Purchase Agreements with investors. The Company issued 333,850 shares for proceeds of $303,070.

Rights and Privileges of the Series A Preferred Stock

•	Voting – Series A Preferred Stock holders have no voting rights
•	Dividends – 8% cumulative dividend, compounded daily, payable solely upon redemption, liquidation, or conversion. (increases to 22% for an event of default)
•

Liquidation Preference – equal to the then Stated Value (initially $1.00 per share) as adjusted pursuant to the terms in the agreement (including but not limited to the additional of any accrued unpaid dividends and the Default Adjustment (as defined), if applicable.

•

Redemption – Company has the right to redeem the shares from the issuance date through 270 days following the issuance date using the table noted in the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock agreement. After 270 days, except for the Mandatory Redemption, the Company does not have the right to redeem the shares.

•

Mandatory Redemption – 18 months after the Issuance Date or upon the occurrence of an Event of Default, the Company is required to redeem all of the shares of Series A Preferred Stock of the Holder. The Company shall make a cash payment in an amount equal to the total number of shares of Series A Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted (including but not limited to the addition of any accrued unpaid dividends and the Default Adjustment

•

Conversion – At any time after 6 months following the Issuance Date, the Holder may convert all or any part of the outstanding Series A Preferred Stock into shares of Common Stock. The Variable Conversion Price is defined as 75% of the Market Price. The Market Price is defined as the average of the 3 lowest Trading Prices for the Common Stock during the 15 day Trading Period ending on the last complete Trading Day prior to the Conversion Date.

•	Default Adjustments – Upon the occurrence of any Event of Default, the Stated Value will be increased between 150% and 200%, depending on the Event of Default.

F-17

Based on the terms of the conversion feature, the Company could be required to issue an infinite number of shares of Common Stock. As such, the Company has determined the conversion feature to be a derivative liability under relevant accounting guidance. The Company estimated the fair value of the conversion feature using the Binomial Lattice Model on the date of issuance, on the date of each conversion notice, and remeasures the fair value at each reporting period. During the year ended December 31, 2020, the Company issued 333,850 shares of Series A Preferred Stock for proceeds of $303,070. Related to these issuances, the Company recorded derivative liabilities of $519,427 and discounts to the Preferred Stock of $256,526, which is being amortized to deemed dividends over the redemption period. Also related to these issuances the Company recorded deemed dividends of approximately $203,000.

During 2019, holders converted 42,000 shares of Series A Preferred Stock into 2,977,226 shares of Common Stock at the Variable Conversion Price as defined above, resulting in a loss on extinguishment of $23,000.

During the year ended December 31, 2020, the holder of the Series A Preferred Stock converted 308,000 shares of Series A Preferred Stock and accrued dividends into 272,256,929 shares of Common Stock. Related to these conversions during the year ended December 31, 2020, the Company recorded a reduction of the associated derivative liability for the conversion features of $340,234 and a reduction of the Preferred Stock discount of $253,896 and $202,021 of deemed dividend.

Rights and Privileges of the Series B Preferred Stock

On February 10, 2020, the Company designated and subsequently issued 1,000,000 shares of its newly formed Series B Preferred Stock has voting rights equal to 500 shares of Common Stock, is not entitled to receive dividends, is not convertible into shares of Common Stock. If the holder of the Series B Preferred Stock ceases to be a Board Member, the Company will repurchase any Series B Preferred Stock from the holder for a price of $0.001 per share. If the holder of the Series B Preferred Stock proposes to transfer any shares of Series B Preferred Stock, the Company will have 90 days to repurchase the shares for a price of $0.001 per share. The grant date fair value of the Series B Preferred Stock issued during the three months ended March 31, 2020 was estimated based upon the control premium of the Company, less a 10% discount. $277,543 was recorded to stock-based director compensation expense in the accompanying condensed consolidated statement of operations.

Common Stock

2020

During the year ended December 31, 2020, the Company sold a total of 44,803,645 shares of Common Stock for proceeds of $202,973 of which $51,723 was raised under the Equity Purchase Agreement (see below).

During the year ended December 31, 2020 the Company issued a total of 931,278,827 shares of Common Stock for the conversion of debt, accrued interest and fees, and the conversion of series A Preferred Stock and accrued dividends.

During the year ended December 31, 2020, the Company issued 105,038,690 shares of Common Stock for the cashless exercise of warrants.

During the year ended December 31, 2020, the Company issued 26,828,800 shares of Common Stock for the conversion of $67,072 of accrued expenses owed to the CEO and VP of Operations.

On July 27, 2020, the Company entered into an Equity Purchase Agreement with an investor. Per the terms of the agreement, the investor will purchase up to $2,500,000 of the Company’s Common Stock at a 20% discount to the market price or the valuation price (as defined). The Company has the right, but not the obligation, to direct the investor to purchase put shares of not less than $5,000 and not more than $175,000 or 200% of the average daily trading value (as defined). During the year ended December 31, 2020, the Company issued 8,000,000 shares of Common Stock as a commitment fee on an equity line of credit with an investor, which was recorded as an offset to additional paid in capital in the accompanying condensed consolidated financial statements. Also during the year ended December 31, 2020, the Company issued 18,053,645 shares of Common Stock for $51,723 under the Equity Purchase Agreement.

F-18

2019

During the year ended December 31, 2019, the Company sold 4,000,000 shares of Common Stock for proceeds of $135,000.

During the year ended December 31, 2019, the Company issued 150,000 shares of Common Stock for services valued at $6,000.

During the year ended December 31, 2019, the Company issued 100,000 shares of Common Stock in connection with the issuance of a convertible debenture valued at $5,000 (see Note 7).

During the year ended December 31, 2019, the Company issued 300,000 shares of Common Stock in connection with the conversion of principal under a convertible debenture, along with related fees, valued at $7,165 (see Note 7).

During the year ended December 31, 2019, the Company issued 2,977,226 shares of Common Stock in connection with conversions of Series A Preferred Stock valued at $80,122 (see Note above).

10. Share Purchase Warrants

The following table summarizes the activity of the Company’s share purchase warrants:

	Number of warrants	Weighted average exercise price

Balance, January 1, 2019	3,899,673	$0.20
Issued	775,000	0.10
Expired	(147,059)	0.35
Balance, December 31, 2019	4,527,614	0.18
Issued	-	-
Adjusted for triggered down-round provisions	315,521,528	0.00
Exercised	(96,957,101)	0.00
Expired	(56,574,123)	0.00
Balance, December 31, 2020	166,517,918	$0.00

As of December 31, 2020, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiration date
2,222,222	$0.03	December 2, 2024
163,265,304	$0.00	September 23, 2024
980,392	$0.15	December 2, 2021
50,000	$0.20	January 2, 2022
166,517,918

During the year ended December 31, 2020, the Company recognized the triggering of the down-round provisions of certain warrants associated with the convertible debt instruments issued in 2019. As a result, the reset exercise price increased the number of warrant shares accordingly. As of December 31, 2020, the new exercise price for the warrants is $0.000245 per share. Per the relevant accounting guidance, the Company valued the warrants before and after each triggering event and recorded the total increase in value as a deemed dividend to the warrant holder with an offset to additional paid in capital. For the year ended December 31, 2020, the increase in value of the warrants due to the triggering events totaled $370,726 and was properly included in the Company’s earnings per share amounts on the accompanying statement of operations.

F-19

On August 21, 2020, the Company modified 2,222,222 warrants held by two investors. Per the terms of the modifications, the Company reduced the exercise price from $0.23 to $0.03 and extended the term of the warrants to now expire on December 2, 2024. In accordance with relevant accounting guidance, the Company valued the warrants before and after modification. There was no change in valuation due to the modifications.

11. Stock Options

The Company established a stock option plan for directors, officers, employees and consultants of the Company (the “Plan”). The purpose of the Plan is to give to directors, officers, employees and consultants of the Company, as additional compensation, the opportunity to participate in the profitability of the Company by granting to such individuals options, exercisable over periods of up to ten (10) years as determined by the board of directors of the Company, to buy shares of the Company at a price equal to the Market Price (as defined) prevailing on the date the option is granted. As of December 31, 2020, there were 4,765,000 shares available under the Plan.

The following table summarizes the activity of the Company’s stock options:

	Number of options	Weighted average exercise price	Aggregate intrinsic value

Balance, January 1, 2019	4,190,000	$0.16
Granted	1,500,000	0.04
Exercised	-	-
Cancelled / forfeited	-	-
Balance, December 31, 2019	5,690,000	$0.13	$-
Granted	-	-
Cancelled / forfeited	(2,440,000)	0.19
Balance, December 31, 2020	3,250,000	$0.09	$-
Vested as of December 31, 2020	3,250,000	$0.09	$-
Unvested as of December 31, 2020	-	$-	$-

	Outstanding			Exercisable
Range of exercise prices	Number of shares	Weighted average remaining contractual life (years)	Weighted average exercise price	Number of shares	Weighted average exercise price

$0.04	1,500,000	3.4	0.04	1,500,000	0.04
$0.08	250,000	1.8	0.08	250,000	0.08
$0.13	1,425,000	1.4	0.13	1,425,000	0.13
$0.16	75,000	0.7	0.16	75,000	0.16
	3,250,000	2.3	$0.09	3,250,000	$0.09

During the year ended December 31, 2020, the Company did not issue any options to employees. During the year ended December 31, 2019, the Company issued 1,500,000 options to employees with an estimated fair value per share of $0.04 using the Black-Scholes Option Pricing Model with the following inputs, volatility of 243%, risk-free rate of 2.2%, and an expected term of 5 years. The options vested 25% quarterly over 1 year. During the year ended December 31, 2020 and 2019, the Company recorded $15,000 and $51,000, respectively, of stock-based compensation expense related to stock option grants. As of December 31, 2020, the Company had no unrecognized compensation expense.

F-20

12. Segments

The Company has one reportable segment: vehicle tracking and recovery solutions. The Company allocates resources to and assesses the performance of each reportable segment using information about its revenue and operating income (loss). The Company does not evaluate operating segments using discrete asset information.

Segmentation by geographical location is not presented as all revenues are earned in the U.S. Total assets by segment are not presented as that information is not used to allocate resources or assess performance at the segment level and is not reviewed by the Chief Operating Decision Maker of the Company.

13. Risks and Uncertainties

The Company extends credit to customers on an unsecured basis in the normal course of business. The Company’s policy is to perform an analysis of the recoverability of its receivables at the end of each reporting period and to establish allowances where appropriate. The Company analyzes historical bad debts and contract losses, customer concentrations, and customer credit-worthiness when evaluating the adequacy of the allowances.

During the year ended December 31, 2020 and 2019, the Company had two and one customers which accounted for 61% and 24%, respectively, of total invoiced amounts, which are recorded as deferred revenues and amortized over the related service period to revenues.

As of December 31, 2020 and 2019, the Company had three and four customers, respectively, which accounted for 99% and 99%, respectively, of the gross accounts receivable balance.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency in response to a new strain of a coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Management is actively monitoring the global situation and its effects on the Company’s industry, financial condition, liquidity, and operations. Through December 31, 2020, COVID-19 has had an impact on the economy, the auto industry, and the Company’s 2020 revenue activity. Looking forward, it could continue to have a material adverse effect on the Company’s business, financial condition, liquidity, results of operations, and cash flows.

14. Income Taxes

The Company’s income tax provision consists of the following:

	2020	2019
Current:
Federal	$-	$-
State	-	-
Foreign	-	-
Total Current	-	-
Deferred:
Federal	-	-
State	-	-
Foreign	-	-
Total Deferred	-	-
Provision for income taxes	$-	$-

F-21

A reconciliation of income taxes computed by applying the statutory U.S. income tax rate to the Company’s loss before income taxes to the income tax provision is as follows:

	2020	2019
Computed tax benefit at federal statutory rate	$(554,289)	$(100,605)
Permanent items	1,778	11,913
Stock-based compensation	58,284	1,050
Incentive stock options	-	-
Conversion feature derivative liability	24,394	(37,852)
Interest expense, derivative liability	34,505	36,428
Uncertain tax positions	-	-
Impact of difference related to foreign earnings	-	1,469
Gain on extinguishment of debt	-	-
Change in fair value of derivative liability	223,699	(42,748)
Valuation allowance	211,629	130,345
Provision for income taxes	$-	$-

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	2020	2019
Deferred Tax Assets:
Net operating loss carryforwards	$2,501,000	$2,192,000
Stock-based compensation	6,000	7,000
Accounts receivable and other timing differences	140,000	197,000
Basis difference in assets and debt	(64,000)	(109,000)
Total Deferred Tax Asset	2,583,000	2,287,000
Valuation allowance	(2,583,000)	(2,287,000)
Net Deferred Tax Asset	$-	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets for the U.S. federal and state have been fully offset by a valuation allowance.

As of December 31, 2020, the Company had net operating loss carry forward for federal and state income tax purposes of $ 8,335,000 and $ 8,084,000, respectively, which expire beginning in the year 2029.

The Company is required to file US federal and California tax returns, however the Company has not filed its federal or state returns since 2009 Due to the Company’s loss position the statute remains open for any losses carried over into the current year which means all years from 2007 remain open to examination.

The Company has adopted FASB ASC 740, “Income Taxes” to account for income taxes. ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement. This standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in the tax return. ASC 740 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transaction. In accordance with ASC 740-10-50, the Company is classifying interest and penalties as a component of tax expense.

The Company has a reserve related to unrecognized tax positions of $90,000 as of December 31, 2020, which is presented as part of accounts payable and accrued liabilities. These unrecognized tax positions, if recognized, would affect the effective tax rate. A reconciliation of the change in the unrecognized tax positions for the year ended December 31, 2020 is as follows:

F-22

Federal and State
Balance at January 1, 2020	$90,000
Additions for tax positions related to current year	-
Additions for tax positions related to prior years	-
Balance at December 31, 2020	$90,000

15. Commitments and Contingencies

Withheld Payroll Taxes

Since its inception, the Company has made several payments to employees for wages, net of state and federal income taxes. Due to cash constraints, the Company has not yet remitted all of these withheld amounts to the appropriate government agency. Accordingly, as of December 31, 2020 and 2019 the Company has recorded $37,984 and $37,984, respectively, related to this obligation in accounts payable and accrued liabilities, including estimated penalties and interest.

Operating Lease

Rent expense for the years ended December 31, 2020 and 2019 was approximately $16,000 and $39,000, respectively. As our lease is considered short-term under the accounting guidance of ASC 842 as of December 31, 2020, we have not included the related disclosures required under ASC 842. Our lease is a twelve-month lease that expires in May 2021 and upon expiration our lease continues on a month-to-month basis. Our monthly lease expense for this arrangement is approximately $1,000 per month.

Indemnities and Guarantees

We have made certain indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. We indemnify our officers and directors to the maximum extent permitted under the laws of the State of Nevada. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. These indemnities and guarantees do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

Legal Matters

In the ordinary course of business, we may face various claims brought by third parties and may, from time to time, make claims or take legal actions to assert our rights, including intellectual property disputes, contractual disputes and other commercial disputes. Any of these claims could subject us to litigation. Management believes there are currently no claims that are likely to have a material effect on our consolidated financial position and results of operations.

16. Restatements

During 2020, we discovered that an accounting error had been made related to the Company not properly classifying certain cost of revenue expenses, which were incorrectly included in selling, general, and administrative expenses. It was determined that the error was not material to the 2019 consolidated financial statements. As such, we computed the appropriate amounts related to 2019 and recorded such in the accompanying consolidated financial statements. See below for a summary of the corrections made for this error:

F-23

Account	Previously Recorded Balance	Corrected Balance	Correction Made

Statement of Operations
Cost of revenues	$428,031	$516,057	$88,026
Selling, general and administrative expenses	$572,297	$484,271	$(88,026)
Net loss	$(479,073)	$(479,073)	$-
Loss per share	$(0.01)	$(0.01)	$-

17. Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are available to be issued. Any material events that occur between the balance sheet date and the date that the consolidated financial statements were available for issuance are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that existed at the balance sheet date. Based upon this review, except as disclosed within the footnotes or as discussed below, the Company did not identify any subsequent events that require adjustment or disclosure in the consolidated financial statements.

On January 5, 2021, stockholders holding 1,500,000 shares of $0.001 par value Series B Preferred Stock (“Series B Preferred Stock”), consented to amend the Articles of Incorporation. Each share of Series B Preferred Stock has voting power equal to 500 shares of Common Stock. The voted Series B Preferred shares, which equal approximately 62%, of the total voting power of the Company’s issued and outstanding capital stock, consented in writing to amend the Company’s Articles of Incorporation (the “Articles of Amendment”). This consent was sufficient to approve the Articles of Amendment under Nevada law and our Articles of Incorporation, which will increase the Company’s authorized shares of capital stock to 1,750,000,000 shares from 1,500,000,000 shares, of which 1,740,000,000 will be Common Stock, and 10,000,000 will be Preferred Stock, with such rights and preferences as set by the Board of Directors from time to time.

On January 5, 2021, the Company converted $16,543 of accrued commissions to the VP of Operations in exchange for 3,243,785 shares of Common Stock.

On January 5, 2021, the Company issued 4,901,961 shares of Common Stock through a private placement with an investor for cash proceeds of $25,000.

On January 14, 2021, the Company issued a total of 7,500,000 shares of Common Stock to Crown Bridge Partners LLC in accordance with the Equity-Line Purchase Agreement of July 27, 2020 for cash proceeds of $36,000.

On February 1, 2021 the Company issued 58,850 Series A Preferred shares to Geneva Roth Remarks Holdings Inc., for cash proceeds of $53,500.

On February 11, 2021, the Company issued 500,000 shares of Series B Preferred stock to its directors.

On February 12, 2021, the Company issued 8,787,246 shares of Common Stock to Geneva Roth Remarks Holdings, Inc. for the conversion of 58,300 shares of Series A Preferred Stock.

On March 1, 2021 the Company issued 80,850 Series A Preferred shares to Geneva Roth Remarks Holdings Inc. for cash proceeds of $73,500.

On March 8, 2021, the Company issued 3,956,522 shares of Common Stock to Geneva Roth Remarks Holdings, Inc. for the conversion of 35,000 shares of Series A Preferred Stock.

On March 9, 2021, the Company issued 1,437,303 shares of Common Stock to Geneva Roth Remarks Holdings, Inc. for the conversion of 12,703 shares of Series A Preferred Stock.

On March 26, 2021, the Company issued a total of 9,375,000 shares of Common Stock to Crown Bridge Partners LLC in accordance with the Equity-Line Purchase Agreement of July 27, 2020 for cash proceeds of $75,000.

On April 23, 2021, , the Company issued a total of 9,803,922 shares of Common Stock for cash proceeds of $50,000.

On April 12, 2021, the Company issued a total of 1,080,412 shares of Common Stock for the conversion of accrued commissions of $7,860.

Subsequent to March 31, 2021, the Company converted debt and accrued interest amounts totaling $9,616 for 1,780,825 shares of Common Stock.

On April 30, 2020, the Company issued 59,125 shares of Series A Preferred Stock under a stock purchase agreement for proceeds of $53,750.

On August 12, 2021, the Company issued a total of 25,000,000 shares of Common Stock for cash proceeds of $101,890.

On July 26, 2021, the Company issued a total of 693,333 shares of Common Stock for the conversion of accrued commissions of $3,120.

F-24

IGEN NETWORKS CORP.

Condensed Consolidated Interim Balance Sheets

(Expressed in U.S. dollars)

	Sept 30, 2021	December 31, 2020
	(unaudited)
Assets

Current Assets
Cash	$57,516	$26,731
Accounts and other receivables, net	57,655	34,830
Inventory	49,226	20,456
Total Current Assets	164,397	82,017

Goodwill	505,508	505,508
Other assets	5,722	-
Total Assets	$675,627	$587,525

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$772,353	$846,736
Current portion of deferred revenue, net of contract assets	72,571	96,792
Notes payable, current portion	33,033	5,943
Convertible debentures, current portion, net of discount of $61,145 and $22,645, respectively	48,599	14,580
Derivative liabilities	156,882	189,775
Total Current Liabilities	1,083,438	1,153,826

Notes payable, net of current portion	184,798	207,219
Convertible debentures, net of current portion, net of discount of $0 and $141,536, respectively	-	55,570
Deferred revenue, net of current portion and contract assets	78,076	42,020
Total Liabilities	1,346,312	1,458,635

Commitment and contingencies

Redeemable convertible preferred stock - Series A:
Authorized – 1,250,000 shares with $0.001 par value, 296,725 shares and 186,450 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively, net of discount of $148,627 and $101,104, respectively, aggregate liquidation preference of $303,846 and $190,194 as of September 30, 2021 and December 31, 2020, respectively	127,381	51,907

Stockholders’ Deficit
Series B preferred stock: Authorized - 2,000,000 shares with $0.001 par value issued and outstanding - 1,500,000 and 1,000,000 shares, as of September 30, 2021 and December 31, 2020, respectively, aggregate liquidation preference of $1,500 and $1,000 as of September 30, 2021 and December 31, 2020, respectively	1,500	1,000
Common stock: Authorized - 1,740,000,000 shares with $0.001 par value issued and outstanding – 1,393,091,199 and 1,192,192,158 shares, as of September 30, 2021 and December 31, 2020, respectively	1,393,091	1,192,192

Additional paid-in capital	14,305,307	13,068,978
Accumulated Deficit	(16,497,964)	(15,185,187)
Total Stockholders’ Deficit	(798,066)	(923,017)
Total Liabilities and Stockholders’ Deficit	$675,627	$587,525

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-25

IGEN NETWORKS CORP.

Condensed Consolidated Interim Statements of Operations

(Unaudited - Expressed in U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Sales, services	$58,539	$77,996	$220,968	$285,179
Sales, other	-	-	-	8,436
Total Revenues	58,539	77,996	220,968	293,615
Cost of goods sold	49,556	43,118	164,270	135,662
Gross Profit	8,983	34,878	56,698	157,953

Expenses:
Selling, general and administrative	153,155	182,032	384,144	394,232
Management and consulting fees	43,322	45,112	137,478	159,948
Payroll and related	71,523	27,318	217,825	99,557
Stock-based compensation expense	-	-	291,374	277,543
Total Expenses	268,000	254,462	1,030,821	931,280
Loss Before Other Income (Expense)	(259,017)	(219,584)	(974,123)	(773,327)
Other Income (Expense):
Accretion of discounts on convertible debentures	(31,106)	(9,833)	(103,035)	(119,897)
Change in fair value of derivative liabilities	33,001	265,294	156,503	(1,082,407)
Loss on extinguishment of debt	-	(29,582)	-	(303,100)
Interest expense	(5,244)	(33,745)	(20,196)	(231,188)
Total Other Income (Expense), net	(3,349)	192,134	33,272	(1,736,592)

Net Loss	(262,366)	(27,450)	(940,851)	(2,509,919)
Increase in value of warrants	-	-	-	(370,726)
Accrued and deemed dividends on redeemable convertible preferred stock	(169,740)	(119,822)	(371,926)	(458,269)
Net loss attributable to common stockholders	$(432,106)	$(147,272)	$(1,312,777)	$(3,338,914)
Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted Average Number of Common Shares Outstanding	1,329,721,262	1,113,460,014	1,263,939,724	646,347,824

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-26

IGEN NETWORKS CORP.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited - Expressed in U.S. dollars)

	Redeemable Series A Convertible Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid In	Subscription	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	(Deficit)

Balance, December 31, 2020	186,450	$51,907	1,000,000	$1,000	1,192,192,158	$1,192,192	$13,068,978	$-	$(15,185,187)	$(923,017)

Shares of Series A preferred stock for cash, net of costs and discounts	139,700	10,723	-	-	-	-	-	-	(63,451)	(63,451)

Issuance of Series B preferred stock	-	-	500,000	500	-	-	277,947	-	-	278,447

Conversion of Series A preferred shares to common stock	(105,600)	(49,323)	-	-	14,181,071	14,181	173,634	-	(56,277)	131,538

Accrued dividends on Series A preferred stock	-	21,733	-	-	-	-	-	-	(21,733)	(21,733)

Shares of common stock issued for cash	-	-	-	-	21,776,961	21,777	86,600	(51,822)	-	56,555

Shares of common stock issued for accrued expenses	-	-	-	-	3,243,875	3,244	13,299	-	-	16,543

Net loss	-	-	-	-	-	-	-	-	(352,548)	(352,548)

Balance, March 31, 2021	220,550	$35,040	1,500,000	$1,500	1,231,394,065	$1,231,394	$13,620,458	$(51,822)	$(15,679,196)	$(877,666)

Collection of subscription receivable	-	$-	-	$-	-	$-	$-	$51,822	$-	$51,822

Shares of Series A preferred stock for cash, net of costs and discounts	178,475	87,342	-	-	-	-	-	-	-

Conversion of debt to shares of common stock	-	-	-	-	1,780,825	1,781	16,829	-	-	18,610

Conversion of Series A preferred shares to common stock	(80,850)	(57,812)	-	-	13,561,935	13,562	101,238	-	(23,039)	91,761

Accrued dividends on Series A preferred stock	-	37,686	-	-	-	-	-	-	(37,686)	(37,686)

Shares of common stock issued for cash	-	-	-	-	31,991,422	31,991	134,088	-	-	166,079

Shares of common stock issued for compensation	-	-	-	-	1,790,271	1,790	11,138	-	-	12,928

Net loss	-	-	-	-	-	-	-	-	(325,937)	(325,937)

Balance, June 30, 2021	318,175	$102,256	1,500,000	$1,500	1,280,518,518	$1,280,518	$13,883,751	$-	$(16,065,858)	$(900,089)

Shares of common stock issued for equity line commitment fee	-	$-	-	$-	5,479,452	$5,479	$(5,479)	$-	$-	$-

Shares of Series A preferred stock for cash, net of costs and discounts	118,250	4,186	-	-	-	-	-	-	(9,103)	(9,103)

Conversion of Series A preferred shares to common stock	(139,700)	(22,228)	-	-	34,253,488	34,253	223,729	-	(117,471)	140,511

Accrued dividends on Series A preferred stock	-	43,166	-	-	-	-	-	-	(43,166)	(43,166)

Cashless exercise of warrants	-	-	-	-	498,260	498	(498)	-	-	-

Shares of common stock issued for cash, net of offering costs	-	-	-	-	71,100,000	71,100	198,597	-	-	269,697

Shares of common stock issued for compensation	-	-	-	-	1,241,481	1,241	5,209	-	-	6,450

Net loss	-	-	-	-	-	-	-	-	(262,366)	(262,366)

Balance, September 30, 2021	296,725	$127,381	1,500,000	$1,500	1,393,091,199	$1,393,091	$14,305,307	$-	$(16,497,964)	$(798,066)

F-27

IGEN NETWORKS CORP.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited - Expressed in U.S. dollars)

	Redeemable Series A Convertible Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2019	160,600	$31,927	-	$-	74,242,196	$74,242	$10,697,216	$(11,630,660)	$(859,202)

Shares of Series A preferred stock for cash, net of costs and discounts	47,300	1,608	-	-	-	-	-	-	-

Issuance of Series B preferred stock	-	-	1,000,000	1,000	-	-	276,543	-	277,543

Conversion of Series A preferred shares to common stock	(107,700)	(21,411)	-	-	81,700,258	81,700	103,693	(91,029)	94,364

Accrued dividends on Series A preferred stock	-	1,742	-	-	-	-	-	(1,742)	(1,742)

Shares of common stock issued for cash	-	-	-	-	26,750,000	26,750	124,500	-	151,250

Shares of common stock issued for conversion of convertible note, including fees	-	-	-	-	95,216,504	95,217	175,753	-	270,970

Stock-based compensation	-	-	-	-	-	-	14,906	-	14,906

Net loss	-	-	-	-	-	-	-	(859,173)	(859,173)

Balance, March 31, 2020	100,200	13,866	1,000,000	1,000	277,908,958	277,909	11,392,611	(12,582,604)	(911,084)

Shares of Series A preferred stock for cash, net of costs and discounts	100,100	-	-	-	-	-	-	(156,472)	(156,472)

Conversion of Series A preferred shares to common stock	(40,500)	(10,115)	-	-	117,506,731	117,507	37,230	(25,650)	129,087

Accrued dividends on Series A preferred stock	-	63,554	-	-	-	-	-	(63,554)	(63,554)

Shares of common stock issued for conversion of convertible note, including fees	-	-	-	-	524,841,289	524,841	738,152	-	1,262,993

Cashless exercise of warrant	-	-	-	-	62,579,483	62,579	(62,579)	-	-

Issuance of common stock for conversion of payables	-	-	-	-	26,828,800	26,829	40,243	-	67,072

Increase in value of warrants	-	-	-	-	-	-	370,726	(370,726)	-

Net loss								(1,623,296)	(1,623,296)

Balance, June 30, 2020	159,800	67,305	1,000,000	1,000	1,009,665,261	1,009,665	12,516,383	(14,822,302)	(1,295,254)

Shares of Series A preferred stock for cash, net of costs and discounts	105,600	14,428	-	-	-	-	-	(106,416)	(106,416)

Conversion of Series A preferred shares to common stock	(47,300)	(60,418)	-	-	43,305,496	45,306	108,891	718	154,915

Accrued dividends on Series A preferred stock	-	14,124	-	-	-	-	-	(14,124)	(14,124)

Shares of common stock issued for conversion of convertible note, including fees	-	-	-	-	38,964,105	38,964	321,636	-	360,600

Cashless exercise of warrant	-	-	-	-	42,459,207	42,459	(42,459)	-	-

Issuance of common stock for commitment fee on equity line	-	-	-	-	8,000,000	8,000	(8,000)	-	-

Net loss								(27,450)	(27,450)

Balance, September 30, 2020	205,700	$35,439	1,000,000	$1,000	1,144,394,069	$1,144,394	$12,896,451	$(14,969,574)	$(927,729)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-28

IGEN NETWORKS CORP.

Condensed Consolidated Interim Statements of Cash Flows

(Unaudited - Expressed in U.S. dollars)

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(940,851)	$(2,509,919)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discounts on convertible debentures	103,035	119,897
Change in fair value of derivative liabilities	(156,503)	1,082,407
Interest charge for derivative liabilities in excess of face amount of debt	-	164,310
Loss on extinguishment of debt	-	303,100
Shares issued for services	-	-
Stock-based compensation	297,824	292,449
Changes in operating assets and liabilities:
Accounts and other receivables	(22,825)	17,236
Inventory	(28,770)	(7,329)
Prepaid and other assets	(5,722)	-
Accounts payable and accrued liabilities	(44,585)	50,155
Deferred revenue	11,835	(117,655)
Net Cash Used in Operating Activities	(786,562)	(605,349)
Cash Flows from Financing Activities
Repayment of notes payable and convertible debentures	(123,556)	(50,000)
Proceeds from issuance of common stock	544,154	151,250
Proceeds from notes payable and convertible debentures, net	-	298,449
Proceeds from issuance of preferred stock, net	396,749	229,570
Net Cash Provided by Financing Activities	817,347	629,269

Change in Cash	30,785	23,920
Cash, Beginning of Period	26,731	-
Cash, End of Period	$57,516	$23,920
Non-cash Investing and Financing Activities:
Conversion of notes payable and accrued interest:
Fair value of common shares issued	$18,610	$1,894,562
Derecognition of notes payable and accrued interest	$(9,616)	$(372,454)
Derecognition of unamortized discount	$-	$229,322
Derecognition of derivative liabilities	$(8,994)	$(1,448,326)
Conversion of preferred stock
Fair value of common shares issued	$560,597	$494,327
Derecognition of preferred stock	$(293,057)	$(272,221)
Derecognition of unamortized discount	$157,833	$163,326
Derecognition of derivative liabilities	$(234,443)	$(286,782)
Deemed dividend	$(196,787)	$(87,897)
Discount related to issuance of preferred stock	$294,499	$213,534
Deemed dividends on preferred stock (excluding conversions)	$(89,144)	$(262,901)
Increase in value of warrants	$-	$370,726
Conversion of accrued expenses with issuance of common stock	$-	$67,073
Reclassification of security deposit to accounts payable	$-	$4,013
Issuance of common shares for commitment fee on equity line	$5,479	$8,000
Discount for issuance of convertible debt	$-	$50,000

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-29

IGEN NETWORKS CORP.

Notes to the Condensed Consolidated Interim Financial Statements

September 30, 2021

(Unaudited - Expressed in U.S. dollars)

1. Organization and Description of Business

IGEN Networks Corp. (“IGEN”, the “Company”, “we”, “our”) was incorporated in the State of Nevada on November 14, 2006, under the name of Nurse Solutions Inc. On September 19, 2008, the Company changed its name to Sync2 Entertainment Corporation and traded under the symbol SYTO. On September 15, 2008, the Company became a reporting issuer in British Columbia, Canada. On May 26, 2009, the Company changed its name to IGEN Networks Corp. On March 25, 2015, the Company was listed on the Canadian Securities Exchange (CSE) under the trading symbol IGN and the Company became a reporting Venture Issuer in British Columbia and Ontario, Canada.

The Company’s principal business is the development and marketing of software services for the management and protection of commercial and consumer vehicle assets along with driving behavior and profile of these assets. The software services are delivered from AWS Cloud infrastructure over wireless networks and accessed from mobile or desktop devices. The software services are marketed to automotive dealers, financial institutions, governments, and direct-to-consumer markets through the Company’s commercial and consumer brands.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced recurring losses from operations, has negative operating cash flows since inception, has a working capital deficit of $919,041 and an accumulated deficit of $16,497,964 as of September 30, 2021, and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the Company plans to achieve profitable operations through the increase in revenue base and successfully grow its operations organically or through acquisitions. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

These condensed consolidated financial statements and related notes include the records of the Company and the Company’s wholly-owned subsidiary, Nimbo Tracking LLC which is formed in the USA.

The condensed consolidated balance sheet as of December 31, 2020, which has been derived from audited consolidated financial statements, and these unaudited condensed consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and include all assets, liabilities, revenues and expenses of the Company and its wholly-owned subsidiary. All material intercompany transactions and balances have been eliminated. These interim unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2020. Certain information required by U.S. GAAP has been condensed or omitted in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The results for the three and nine month periods ended September 30, 2021 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2021, or for any future period.

Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, valuation of inventory, the useful life and recoverability of equipment, impairment of goodwill, valuation of notes payable and convertible debentures, fair value of stock-based compensation and derivative liabilities, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-30

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less at the time of acquisition to be cash equivalents.

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer’s willingness or ability to pay, the Company’s compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due. We do not charge interest on past due balances. The Company writes off trade receivables when all reasonable collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the consolidated statements of operations. As of September 30, 2021 and December 31, 2020, the allowance for doubtful accounts was approximately $4,000 and $22,000, respectively.

Inventory

Inventory consists of vehicle tracking and recovery devices and is comprised entirely of finished goods that can be resold. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) basis. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs. There was no provision for inventory impairment recorded as of September 30, 2021 and December 31, 2020.

Equipment

Office equipment, computer equipment, and software are recorded at cost. Depreciation is provided annually at rates and methods over their estimated useful lives. Management reviews the estimates of useful lives of the assets every year and adjusts them on prospective basis, if needed. All equipment was fully depreciated as of December 31, 2019. For purposes of computing depreciation, the method of depreciating equipment is as follows:

Computer equipment	3 years straight-line
Office equipment	5 years straight-line
Software	3 years straight-line

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually on December 31 of each year or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

Goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value.

The Company has only one reporting unit. Therefore, all of the Company’s goodwill relates to that reporting unit, and at September 30, 2021 and December 31, 2020, the carrying value for that reporting unit is negative.

Impairment of Long-lived Assets

The Company reviews long-lived assets, such as equipment, for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. If the total of the estimated undiscounted future cash flows is less than the carrying value of the asset, an impairment loss is recognized for the excess of the carrying value over the fair value of the asset during the year the impairment occurs.

F-31

Financial Instruments

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” the Company is to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

See Note 4 for fair value measurement information related to the Company’s derivative liabilities.

The fair values of cash and cash equivalents, accounts and other receivables, restricted cash, and accounts payable and accrued liabilities, approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The fair value of cash and cash equivalents is determined based on “Level 1” inputs and the fair value of derivative liabilities is determined based on “Level 3” inputs. The recorded values of notes payable, approximate their current fair values because of their nature and respective maturity dates or durations. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility to these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Financial instruments that potentially subject the Company to concentrations of credit risk consists of cash. The Company places its cash and cash equivalents in what it believes to be credit-worthy financial institutions.

Revenue Recognition and Deferred Revenue

We recognize revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, using the five-step model, including (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue in accordance with U.S. GAAP. Title and risk of loss generally pass to our customers upon delivery, as we have insurance for lost shipments. In limited circumstances where either title or risk of loss pass upon destination or acceptance or when collection is not reasonably assured, we defer revenue recognition until such events occur. We derive substantially all our revenues from the sale of products and services combined into one performance obligation. Product revenue includes the shipment of product according to the agreement with our customers. Service revenue include vehicle tracking services and customer support (technical support), installations and consulting. A contract usually includes both product and services. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. Performance obligations include, but are not limited to, pass-thru harnesses and vehicle tracking services. Almost all of our revenues are derived from customers located in United States of America in the auto industry. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. Standalone selling prices are typically estimated based on observable transactions when these services are not sold on a standalone basis. At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Revenue is recognized when our performance obligation has been met. The Company considers control to have transferred upon delivery because the Company has a present right to payment at that time, the Company has transferred use of the asset, and the customer is able to direct the use of, and obtain substantially all of the remaining benefits from, the asset. For arrangements under which the Company provides vehicle tracking services, the Company satisfies its performance obligations as those services are performed whereby the customer simultaneously receives and consumes the benefits of such services under the agreement. Revenues are recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

F-32

The Company provides product warranties with varying lengths of time and terms. The product warranties are considered to be assurance-type in nature and do not cover anything beyond ensuring that the product is functioning as intended. Based on the guidance in ASC 606, assurance-type warranties do not represent separate performance obligations. The Company has historically experienced a low rate of product returns under the warranty program.

Management assesses the business environment, customers’ financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured.

Revenue relating to the sale of service fees on its vehicle tracking and recovery services is recognized over the life of the contact. The service renewal fees are offered in terms ranging from 12 to 36 months and are generally payable upon delivery of the vehicle tracking devices or in full upon renewal.

Deferred revenues are recorded net of contract assets when cash payments are received from customers in advance of the Company’s performance. Contract assets represent the costs of (1) commission costs, (2) installation costs, and (3) the underlying hardware to enable the Company to perform on its contract with customers and are amortized using the same method and term as deferred revenues. As of September 30, 2021 and December 31, 2020, deferred revenues, net of contract assets totaled $150,647 and $138,812, respectively, and contract assets totaled $48,556 and $66,022, respectively. Any revenue that has been deferred and is expected to be recognized beyond one year is classified as deferred revenue, net of current portion.

During the nine months ended September 30, 2021, the Company recorded additions to deferred revenues of $207,516 and recognized total revenues of $180,177 through the amortization of deferred revenues. During the nine months ended September 30, 2021, the Company recognized revenues of $118,048 related to deferred revenues outstanding as of December 31, 2020 as the services were performed.

Financing Costs and Debt Discount

Financing costs and debt discounts are recorded as reductions to the carrying value of notes payable and convertible debentures. Amortization of financing costs and the debt discounts is calculated using the effective interest method over the term of the debt and is recorded as interest expense in the consolidated statement of operations.

Income Taxes

Deferred income taxes are provided on the asset and liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-based Compensation

The Company accounts for stock-based payments in accordance with stock-based payment accounting guidance which requires all stock-based payments to be recognized based upon their fair values. The fair value of stock-based awards is estimated at the grant date using the Black-Scholes Option Pricing Model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period. The determination of fair value using the Black-Scholes Option Pricing Model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors. The Company accounts for forfeitures of unvested awards as they occur.

Derivative Financial Instruments

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide us a choice of net cash settlement or settlement in our own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC Topic 815-40 “Contracts in Entity’s Own Equity.” The Company classifies as assets or liabilities any contracts that require net-cash settlement including a requirement to net cash settle the contract if an event occurs and if that event is outside our control or give the counterparty a choice of net-cash settlement or settlement in shares. The Company assesses classification of its free-standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

F-33

Loss Per Share

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted earnings per share give effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method, and convertible debentures, using the if-converted method. In computing diluted earnings (loss) per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted earnings (loss) per share exclude all potentially issuable shares if their effect is anti-dilutive. Because the effect of conversion of the Company’s dilutive securities is anti-dilutive, diluted loss per share is the same as basic loss per share for the periods presented. As of September 30, 2021 and 2020, the Company has 254,372,781 and 400,697,063 potentially dilutive shares outstanding, respectively.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815 - 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

3. Convertible Debentures and Notes Payable

On May 17, 2019, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Crown Bridge Partners, LLC (the “Holder”) for a total principal amount of up to $150,000 with cash proceeds of up to $124,500, resulting in an original issue discount of up to $25,500. The Promissory Note bears interest at 7% per annum (with the understanding that the first 12 months of interest of each tranche will be guaranteed). The maturity date is 18 months from the effective date of each payment.

The Conversion Price, as defined in the agreement, is the lesser of (i) the lowest Trading Price (as defined below) during the previous 25 trading day period ending on the latest complete trading day prior to the date of this Promissory Note or (ii) the Variable Conversion Price (as defined below). The Variable Conversion Price means the lowest one Trading Price (as defined below) for the common stock during the 25 Trading Day period ending on the last complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the lesser of the (i) lowest traded price and (ii) lowest closing bid price. Based on the Company’s examination of the conversion feature and the relative accounting guidance, the Company has determined that the conversion feature should be treated as a derivative liability for accounting purposes.

Additionally, if at any time while the Promissory Note is outstanding, the Conversion Price is equal to or lower than $0.025, then an additional $10,000 will be automatically added to the principal balance of each tranche funded under the Note. During the quarter ended June 30, 2019, $10,000 was added to the principal balance for the first tranche.

In connection with the Promissory Note, the Company also entered into a Securities Purchase Agreement with the Holder which states that the Company will also issue to the Holder a warrant to purchase an amount of shares of its common stock equal to 50% of the face value of each respective tranche divided by $0.10 (for illustrative purposes, the first tranche face value is equal to $50,000, which resulted in the issuance of a warrant to purchase 250,000 shares of the Company’s common stock).

Per the terms of the Common Stock Purchase Warrant agreement, on May 17, 2019, the Company issued a warrant to purchase 250,000 shares of common stock with an Exercise Price of $0.10 subject to adjustment (standard anti-dilution features). The agreement contains a down-round provision that automatically resets the exercise price of the warrant to a new exercise price that is equal to the per share price of common stock subsequently issued (including conversions of debt and preferred stock). Upon the lowing of the exercise price, the number of warrants will be increased such that the total proceeds upon exercise is the same amount (see Note 7). If the Market Price of one shares of common stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to cashless exercise, in lieu of cash exercise, per a defined formula in the agreement.

During the quarter ended June 30, 2019, the Company received $40,000 in net cash proceeds, after paying $1,500 of direct funding costs. The related principal amount due for the first tranche (“First Tranche”) was $50,000. For the first tranche, using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be $100,000 and recorded a related derivative liability. Related to the derivative liability, the bonus interest, and the direct financing costs, the Company recorded a full debt discount of $50,000 for the Promissory Note, which will be amortized to interest expense over the term of the Promissory Note using the effective interest method and an additional $50,000 directly to interest expense.

On December 9, 2019, the Holder converted a portion of the Promissory Note into shares of common stock. The Holder received 300,000 shares of common stock for the conversion of principal, accrued interest, and fees totaling $7,165.

F-34

During the quarter ended September 30, 2019, the Company received an aggregate of $213,250 in net cash proceeds, after paying $6,750 of direct funding costs, from three note holders under the same terms as the Promissory Note. The related principal amount due for the convertible debt instruments entered into during the quarter ended September 30, 2019 was $255,000. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion features to be approximately $354,000 and recorded the related derivative liabilities. Related to the derivative liabilities, the bonus interest, and the direct financing costs, the Company recorded full debt discounts totaling approximately $255,000 for the notes which will be amortized to interest expense over the term of the notes using the effective interest method and an additional approximately $106,000 directly to interest expense. As the Conversion Price fell below $0.025 per share, during the quarter ended September 30, 2019, $10,000 was added to the principal balance on one of the notes (per the terms of that note).

Related to the notes issued during the quarter ended September 30, 2019, the Company issued warrants to purchase a total of 525,000 shares of common stock with an Exercise Price of $0.10 subject to adjustment (standard anti-dilution features). If the Market Price of one shares of common stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to cashless exercise, in lieu of cash exercise, per a defined formula in the agreement.

On October 1, 2019, the Company received $37,500 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $44,000. In connection with the note, the Company issued 100,000 shares of common stock, which were valued at the market price on the date of issuance of $0.05 per share. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $29,000 and recorded a related derivative liability. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $41,000 for the note, which will be amortized to interest expense over the term of the note using the effective interest method.

On June 19, 2020, the Company received $19,250 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $25,000. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $142,000 and recorded a related derivative liability for that amount and a charge to interest expense of approximately $122,000. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $25,000 for the note, which is being amortized to interest expense over the term of the note using the effective interest method.

On July 10, 2020, the Company received $19,250 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $25,000. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $61,000 and recorded a related derivative liability for that amount and a charge to interest expense of approximately $42,000. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $25,000 for the note, which is being amortized to interest expense over the term of the note using the effective interest method.

During the six months ended June 30, 2020, the holders of the convertible notes converted a total of $321,776 of principal, interest and fees for a total of 620,057,793 shares of common stock. Related to these conversions during the six months ended June 30, 2020, the Company recorded a reduction of the associated derivative liability for the conversion features of $1,138,404 and a reduction of the debt discount of $199,710 as components of the gain on settlement of debt. During the six months ended June 30, 2020, the Company recorded $110,064 of interest expense related to the amortization of the debt discounts.

During the three months ended March 31, 2020 the Company borrowed $50,000 from a shareholder under the terms of a note payable bearing interest of 8% per annum. The note was repaid with interest (totaling $922) during the three months ended March 31, 2020.

During the nine months ended September 30, 2021, one note holder converted the remaining principal and interest to shares of common stock. $9,616 of principal and accrued interest were converted into 1,780,825 shares of common stock.

On May 4, 2020, the Company entered into a Paycheck Protection Program (“PPP”) Loan with a principal amount of $59,949 through a financial institution under the PPP administered by the SBA and established as part of the CARES Act. The PPP Loan bears interest at 1.0% per annum and matures on May 4, 2022 with the first six months of interest and principal payments deferred. The amount borrowed under the PPP Loan is guaranteed by the U.S. Small Business Administration (“SBA”) and is eligible for forgiveness in an amount equal to the sum of the eligible costs, including payroll, benefits, rent and utilities, incurred by the Company during the 24-week period beginning on the date the Company received the proceeds. The PPP Loan contains customary events of default, and the occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Loan. As of September 30, 2021, the Company has applied for forgiveness but has not obtained forgiveness from the SBA.

On July 7, 2020, the Company entered into a secured disaster loan with the SBA with a principal amount of $150,000. The SBA loan bears interest at 3.75% per annum and matures in July 2050. The Company is required to make monthly principal and interest payments of $731 beginning in July 2021.

As of September 30, 2021 long-term debt matures as follows:

Year Ending	Notes Payable	Convertible Notes	Total
2021 (months remaining)	$33,033	$27,261	$60,294
2022	34,058	82,484	116,542
2023	3,327	-	3,327
2024	3,454	-	3,454
2025	3,586	-	3,586
Thereafter	140,373	-	140,373

	$216,275	$109,744	$327,575

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4. Derivative Liabilities

During the nine months ended September 30, 2021 and during the year ended December 31, 2020, the Company had outstanding convertible debentures with variable exercise prices based on market rates (see Note 3). During the nine months ended September 30, 2021 and during year ended December 31, 2020, the Company also issued series A preferred stock with variable exercise prices based on market rates (see Note 6). The Company records the fair value of the conversion features with variable exercise prices based on future market rates in accordance with ASC 815. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in the consolidated statements of operations. The Company uses a multi-nominal lattice model to fair value the derivative liabilities. The following inputs and assumptions were used to value the conversion features outstanding during the nine months ended September 30, 2021, assuming no expected dividends:

September 30, 2021
Expected volatility	135 - 275%
Risk free interest rate	0.05 – 0.15%
Expected life (in years)	0 - 1.50

The following table presents the Company’s embedded conversion features of its convertible debt and preferred stock measured at fair value on a recurring basis as of September 30, 2021.

Level 3 Carrying Value as of September 30, 2021
Derivative liabilities:
Embedded conversion feature - convertible debt	$44,015
Embedded conversion feature - preferred stock	112,867
$156,882

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

For The Nine Months Ended September 30, 2021
Embedded Conversion Features - Convertible Debt
Balances, as of the beginning of the year	$97,024
Derivative liabilities recorded upon issuance of convertible debt	-
Derivative liabilities derecognized upon debt conversion	(8,994)
Net changes in fair value included in net loss	(44,105)
Ending balance	$44,015

Embedded Conversion Features - Preferred Stock
Balances, as of the beginning of the year	$92,751
Derivative liabilities recorded upon issuance of preferred stock	367,053
Derivative liabilities derecognized upon preferred stock conversion	(234,448)
Net changes in fair value included in net loss	(112,489)
Ending balance	$112,867

Total ending balance	$156,882

5. Related Party Transactions

(a)

During the nine months ended September 30, 2021 and 2020, the Company incurred approximately $110,000 and $106,000, respectively, in management and consulting fees with an officer and an entity controlled by him. As of September 30, 2021 and December 31, 2020, the Company owed approximately 9,000 and $9,000, respectively, to directors and officers and a company controlled by a director, which is included in accounts payable and accrued liabilities. The amounts owed are unsecured, non-interest bearing, and due on demand.

(b)

During the nine months ended September 30, 2021 and 2020, the Company incurred approximately $9,000 and $28,000, respectively, in purchases of hardware from a vendor controlled by a director of the Company. As of September 30, 2021 and December 31, 2020, the amounts owed to this related-party vendor were approximately $21,000 and $12,000, respectively.

(c)	During the nine months ended September 30, 2021, the Company issued 3,243,785 shares of common stock for the conversion of approximately $17,000 of accrued expenses owed to the VP and General Manager.

(d)

During the nine months ended September 30, 2021 and 2020, the Company recorded approximately $10,000 and $5,000, respectively, to the VP and General Manager for rent and other office expenses. As of September 30, 2021 and December 31, 2020, the amounts owed to the VP and General Manager were approximately $2,000 and $0, respectively.

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6. Redeemable Preferred Stock and Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Company has designated 1,250,000 of these shares as Series A Convertible Preferred Stock and 2,000,000 of these shares as Series B Super Voting Preferred Stock.

On February 1, 2021, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. The Company issued 58,850 shares for proceeds of $53,500.

On March 1, 2021, the Company entered into a Series A Preferred Stock Purchase Agreements with an investor. The Company issued 80,850 shares for proceeds of $73,500.

On April 5, 2021, the Company entered into a Series A Preferred Stock Purchase Agreements with an investor. The Company issued 58,850 shares for proceeds of $53,500.

On April 30, 2021, the Company entered into a Series A Preferred Stock Purchase Agreements with an investor. The Company issued 59,125 shares for proceeds of $53,750.

On June 17, 2021, the Company entered into a Series A Preferred Stock Purchase Agreements with an investor. The Company issued 60,500 shares for proceeds of $55,000.

On August 11, 2021, the Company entered into a Series A Preferred Stock Purchase Agreements with an investor. The Company issued 59,125 shares for proceeds of $53,750.

On September 13, 2021, the Company entered into a Series A Preferred Stock Purchase Agreements with an investor. The Company issued 59,125 shares for proceeds of $53,750.

Rights and Privileges of the Series A Preferred Stock

☐	Voting - Series A Preferred Stock holders have no voting rights
☐	Dividends - 8% cumulative dividend, compounded daily, payable solely upon redemption, liquidation, or conversion. (increases to 22% for an event of default)
☐

Redemption - Company has the right to redeem the shares from the issuance date through 270 days following the issuance date using the table noted in the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock agreement. After 270 days, except for the Mandatory Redemption, the Company does not have the right to redeem the shares.

☐

Mandatory Redemption - 18 months after the Issuance Date or upon the occurrence of an Event of Default, the Company is required to redeem all of the shares of Series A Preferred Stock of the Holder. The Company shall make a cash payment in an amount equal to the total number of shares of Series A Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted (including but not limited to the addition of any accrued unpaid dividends and the Default Adjustment

☐

Conversion - At any time after 6 months following the Issuance Date, the Holder may convert all or any part of the outstanding Series A Preferred Stock into shares of Common Stock. The Variable Conversion Price is defined as 75% of the the Market Price. The Market Price is defined as the average of the 3 lowest Trading Prices for the Common Stock during the 15 day Trading Period ending on the last complete Trading Day prior to the Conversion Date.

☐	Default Adjustments - Upon the occurrence of any Event of Default, the Stated Value will be increased between 150% and 200%, depending on the Event of Default.

Based on the terms of the conversion feature, the Company could be required to issue an infinite number of shares of common stock. As such, the Company has determined the conversion feature to be a derivative liability under relevant accounting guidance. The Company estimated the fair value of the conversion feature using the Binomial Lattice Model on the date of issuance, on the date of each conversion notice, and remeasures the fair value at each reporting period. During the nine months ended September 30, 2021, the Company issued 436,425 shares of series A preferred stock for proceeds of $396,750. Related to these issuances, the Company recorded derivative liabilities of $367,063 and discounts to the preferred stock of $294,499, which is being amortized to deemed dividends over the redemption period. Also related to these issuances the Company recorded deemed dividends of $72,554.

During the nine months ended September 30, 2021, the holder of the series A preferred stock converted 326,150 shares of series A preferred stock and accrued dividends into 61,996,494 shares of common stock. Related to these conversions during the nine months ended September 30, 2021, the Company recorded a reduction of the associated derivative liability for the conversion features of $234,448 and a reduction of the preferred stock discount of $157,833 and $196,787 of deemed dividend.

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Rights and Privileges of the Series B Preferred Stock

In February 2020 and in February 2021, the Company issued 1,000,000 and 500,000 shares, respectively of its Series B Super Voting Preferred Stock. Each share of Series B preferred stock has voting rights equal to 500 shares of common stock, is not entitled to receive dividends, is not convertible into shares of common stock. If the holder of the Series B preferred stock ceases to be a Board Member, the Company will repurchase any Series B preferred stock from the holder for a price of $0.001 per share. If the holder of the Series B preferred stock proposes to transfer any shares of Series B preferred stock, the Company will have 90 days to repurchase the shares for a price of $0.001 per share. The grant date fair value of the Series B preferred stock issued during the nine months ended September 30, 2021 and 2020 was $278,447 and $277,543, respectively and was recorded to stock-based compensation expense in the accompanying condensed consolidated statements of operations.

Common Stock

2021

During the nine months ended September 30, 2021, the Company sold a total of 124,868,383 shares of common stock for proceeds of $544,154.

During the nine months ended September 30, 2021, the Company issued a total of 6,275,537 shares of common stock for the conversion of $60,920 of accrued expenses owed to the VP and General Manager and another employee.

During the nine months ended September 30, 2021, the Company issued 61,996,494shares of common stock for the conversion of Series A preferred stock and accrued dividends.

During the nine months ended September 30, 2021, the Company issued 1,780,825 shares of common stock for the conversion of debt and accrued interest.

During the nine months ended September 30, 2021, the Company issued a total of 5,977,712 shares of common stock for the cashless exercise of a warrant and a commitment fee.

2020

During the nine months ended September 30, 2020, the Company sold a total of 26,750,000 shares of common stock for proceeds of $151,250.

During the nine months ended September 30, 2020, the Company issued a total of 903,534,383 shares of common stock for the conversion of debt, accrued interest and fees, and the conversion of series A preferred stock and accrued dividends.

During the nine months ended September 30, 2020, the Company issued 105,038,690 shares of common stock for the cashless exercise of warrants.

During the nine months ended September 30, 2020, the Company issued 26,828,800 shares of common stock for the conversion of $67,072 of accrued expenses owed to the CEO and VP of Operations.

On July 27, 2020, the Company entered into an Equity Purchase Agreement with an investor. Per the terms of the agreement, the investor will purchase up to $2,500,000 of the Company’s common stock at a 20% discount to the market price or the valuation price (as defined). The Company has the right, but not the obligation, to direct the investor to purchase put shares of not less than $5,000 and not more than $175,000 or 200% of the average daily trading value (as defined). During the nine months ended September 30, 2020, the Company issued 8,000,000 shares of common stock as a commitment fee on an equity line of credit with an investor, which was recorded as an offset to additional paid in capital in the accompanying condensed consolidated financial statements.

7. Share Purchase Warrants

The following table summarizes the continuity schedule of the Company’s share purchase warrants:

	Number of warrants	Weighted average exercise price

Balance, December 31, 2020	166,517,918	-
Issued	-	-
Adjusted for triggered down-round provisions	-	-
Exercised	-	-
Expired	-	-
Balance, September 30, 2021	166,517,918	$-

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As of September 30, 2021, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiration date
2,222,222	$0.03	December 2, 2024
163,265,304	$0.00	September 23, 2024
980,392	$0.15	December 2, 2021
50,000	$0.20	January 2, 2022
166,517,918

During the year ended December 31, 2020, the Company recognized the triggering of the down-round provisions of certain warrants associated with the convertible debt instruments issued in 2019. As a result, the reset exercise price increased the number of warrant shares accordingly. As of December 31, 2020, the new exercise price for the warrants is $0.000245 per share. Per the relevant accounting guidance, the Company valued the warrants before and after each triggering event and recorded the total increase in value as a deemed dividend to the warrant holder with an offset to additional paid in capital. For the year ended December 31, 2020, the increase in value of the warrants due to the triggering events totaled $370,726 and was properly included in the Company’s earnings per share amounts on the accompanying statement of operations.

On August 21, 2020, the Company modified 2,222,222 warrants held by two investors. Per the terms of the modifications, the Company reduced the exercise price from $0.23 to $0.03 and extended the term of the warrants to now expire on December 2, 2024. In accordance with relevant accounting guidance, the Company valued the warrants before and after modification. There was no change in valuation due to the modifications.

8. Stock Options

The following table summarizes the Company’s stock options:

	Number of options	Weighted average exercise price	Aggregate intrinsic value

Balance, December 31, 2020	3,250,000	$0.09
Granted	-	-
Exercised	-	-
Cancelled / forfeited	(25,000)	0.16
Balance, September 30, 2021	3,250,000	$0.09	$-

	Outstanding			Exercisable
Range of exercise prices	Number of shares	Weighted average remaining contractual life (years)	Weighted average exercise price	Number of shares	Weighted average exercise price

$0.04	1,500,000	2.6	0.04	1,500,000	0.04
$0.08	250,000	1.0	0.08	250,000	0.08
$0.13	1,425,000	0.6	0.13	1,425,000	0.13
$0.16	50,000	0.0	0.16	50,000	0.16
	3,250,000	1.8	$0.09	3,250,000	$0.09

During the nine months ended September 30, 2021, the Company did not issue any options to employees. During the nine months ended September 30, 2021 and 2020, the Company recorded $0 and $15,000, respectively, of stock-based compensation expense related to stock option grants. As of September 30, 2021, the Company had no unrecognized compensation expense.

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9. Segments

The Company has one reportable segment: vehicle tracking and recovery solutions. The Company allocates resources to and assesses the performance of each reportable segment using information about its revenue and operating income (loss). The Company does not evaluate operating segments using discrete asset information.

Segmentation by geographical location is not presented as all revenues are earned in U.S. Total assets by segment are not presented as that information is not used to allocate resources or assess performance at the segment level and is not reviewed by the Chief Operating Decision Maker of the Company.

10. Risks & Uncertainties

The Company extends credit to customers on an unsecured basis in the normal course of business. The Company’s policy is to perform an analysis of the recoverability of its receivables at the end of each reporting period and to establish allowances where appropriate. The Company analyzes historical bad debts and contract losses, customer concentrations, and customer credit-worthiness when evaluating the adequacy of the allowances.

During the nine months ended September 30, 2021 and 2020, the Company had two and three customers which accounted for 67% and 60%, respectively, of total invoiced amounts, which are recorded as deferred revenues and amortized over the related service period to revenues.

As of September 30, 2021 and December 31, 2020, the Company had two and three customers, respectively, which accounted for 99% and 99%, respectively, of the net accounts receivable balance.

11. Commitments and Contingencies

Indemnities and Guarantees

We have made certain indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. We indemnify our officers and directors to the maximum extent permitted under the laws of the State of Nevada. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. These indemnities and guarantees do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

Legal Matters

In the ordinary course of business, we may face various claims brought by third parties and may, from time to time, make claims or take legal actions to assert our rights, including intellectual property disputes, contractual disputes and other commercial disputes. Any of these claims could subject us to litigation. Management believes there are currently no claims that are likely to have a material effect on our consolidated financial position and results of operations.

The Company filed a lawsuit against a former distributor for breach of contract resulting in losses to the Company, which were not considered material to the consolidated financial statements. The Company reached a settlement with the former distributor and defendant on May 21, 2021 for undisclosed terms.

F-40

12. Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are available to be issued. Any material events that occur between the balance sheet date and the date that the consolidated financial statements were available for issuance are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that existed at the balance sheet date. Based upon this review, except as disclosed within the footnotes or as discussed below, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Subsequent to September 30, 2021, the Company issued a total of 17,000,000 shares of common stock for cash proceeds of $75,480.

Subsequent to September 30, 2021, the Company issued a total of 21,699,098 shares of common stock for the conversion of 82,975 shares of Series A preferred stock.

Subsequent to September 30, 2021, the Company issued a total of 4,203,514 shares of common stock for services provided to a vendor and to the Company’s Rep Agent and VP of Business Development.

On October 18, 2021, the Company issued a total of 17,000,000 shares of Common Stock for cash proceeds of $75,480.

F-41

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

On January 1, 2021, the audit practice of Hall & Company Certified Public Accountants and Consultants, Inc. (“Hall”), an independent registered public accounting firm, was combined with Macias Gini & O’Connell (“MGO”) in a transaction pursuant to which Hall combined its operations with MGO, and certain members of Hall joined MGO either as employees or partners of MGO. On February 3, 2021, Hall resigned as auditors of the Company, and with the approval of the Audit Committee of the Company’s Board of Directors, MGO was engaged as the Company’s independent registered public accounting firm.

Prior to engaging MGO, the Company did not consult with MGO regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinions that might be rendered by MGO on the Company’s financial statements, and MGO did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

Item 9A. Controls and Procedures.

Disclosure Controls and Procedures

The Company carried out an evaluation of the effectiveness of the Company’s disclosure controls and procedures with the participation of all the Company’s executives, the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2020. The conclusions of the Company’s principal executives was that the controls and procedures in place were not effective such that the information required to be disclosed in our SEC reports was a) recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and b) accumulated and communicated to our management, including our chief executive offer and chief operation officer, as appropriate to allow timely decisions regarding required disclosure.

Internal Control over Financial Reporting

As of December 31, 2020, management assessed the effectiveness of our internal control over financial reporting. The Company’s management is responsible for establishing and maintain adequate internal control over financial reporting for the Company. Internal control over financial reporting is a set of processes designed by or under the supervision of the Company’s CEO, COO and CFO (or executives performing equivalent functions) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and dispositions of our assets;

•

provide reasonable assurance our transactions are recorded as necessary to permit preparation of our financial statements in accordance with GAAP, and that receipts and expenditures are being made only in accordance with authorizations of our management and directors;

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

43

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. In evaluating the effectiveness of our internal control over financial reporting, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework (2013). Based on that evaluation, they concluded that during the period covered by this report, though there are weaknesses in the Company’s internal controls, given the current size of the organization, such internal controls and procedures as were in place were adequately effective to detect the inappropriate application of US GAAP. We identified the following material weakness:

•	Our discovery of an error that was corrected in 2020, to properly classify cost of sales expenses that were erroneously included in selling, general and administrative expenses.

As additional resources become available, we will work to remediate this identified material weakness.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting identified in connection with our evaluation we conducted of the effectiveness of our internal control over financial reporting as of December 31, 2020, that occurred during our fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

This annual report does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s independent registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit our company to provide only management’s report in this annual report.

Item 9B. Other Information.

During the fourth quarter of the fiscal year ended December 31, 2020, there was no information required to be reported on Form 8-K which was not previously reported.

44

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be paid by us, are as follows:

Filing fee under the Securities Act of 1933	$325
Accountants’ fees and expenses	5,000
Legal fees and related expenses	10,000
Blue Sky fees and expenses	1,000
Printing and Edgar expenses	2,000
Transfer agent fees	1,000
Miscellaneous	5,000
Total	$24,325

Item 14. Indemnification of Directors and Officers

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he/she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

The Company also may purchase and maintain insurance or other arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company in a like capacity as a director, officer, partner, venture, proprietor, trustee, employee, agent or similar position of another foreign or domestic corporation or other entity, against any liability asserted against and incurred by him or her in such a capacity, or arising out of his or her status as such a person, whether or not the Company would have the power to indemnify him or her against that liability.

The foregoing indemnification right shall not be exclusive of any other right which an indemnified person may have or hereafter acquire by statute, certificate of formation, bylaws, agreement, vote of stockholder or other means.

45

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed with this Registration Statement:

Exhibit No.	Exhibit Description

23.1	Consent of Hall & Company, Independent Certified Public Accountants

23.2	Consent of Macias Gini & O’Connell LLP, Independent Certified Public Accountants

Item 17. Undertakings

We hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement, or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Elsinore, California, on this 30th day of December 2021

IGEN Networks Corp.
(Registrant)

By:	/s/ Neil Chan
Neil Chan
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Robert Nealon	Director, Chairman of the Board	December 30, 2021
Robert Nealon

/s/ Neil G. Chan	Director, Chief Executive Officer	December 30, 2021
Neil G. Chan	(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Mark Wells	Director	December 30, 2021
Mark Wells

/s/ Abel I. Sierra	Executive Officer, VP & GM	December 30, 2021
Abel I. Sierra

/s/ Robert Friedman	Director	December 30, 2021
Robert Friedman

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